                                                                     EXHIBIT 4.1


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                       ________________________________


                            JACKSON PRODUCTS, INC.
                                 $115,000,000
                   9 1/2% SENIOR SUBORDINATED NOTES DUE 2005
                             SERIES A AND SERIES B

                        _______________________________


                                   INDENTURE
                          Dated as of April 22, 1998

                        _______________________________

                     STATE STREET BANK AND TRUST COMPANY,
                                  as Trustee
                        _______________________________


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

     INDENTURE dated as of April 22, 1998, among Jackson Products, Inc., a Delaware corporation (the "Company"), the Guarantors (as defined) party hereto and State Street Bank and Trust Company, as trustee (the "Trustee").

     The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 9 1/2% Senior Subordinated Notes due 2005 (the "Notes"):


                                  ARTICLE 1.
                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

Section 1.01.  Definitions.

     "144A Global Note" means a global note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

     "Affiliate" means any of the following: (i) any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company; (ii) any spouse, immediate family member or other relative who has the same principal residence as any person described in clause
(i) above; (iii) any trust in which any such persons described in clause (i) or
(ii) above has a beneficial interest; and (iv) any corporation or other organization of which any such persons described above collectively own 50% or more of the equity of such entity.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

     "Asset Sale" means the sale, lease, conveyance or other disposition by the Company or a Restricted Subsidiary of assets or property whether owned on the date of original issuance of the Notes or thereafter acquired, in a single transaction or in a series of related transactions; provided that Asset Sales will not include such sales, leases, conveyances or dispositions in connection with (i) the sale or disposition of any Restricted Investment, (ii) any Equity Offering by (a) the Company or (b) any Restricted Subsidiary if the proceeds therefrom are used to make mandatory prepayments of Indebtedness under the Credit Agreement or Indebtedness of the Restricted Subsidiaries or to redeem Notes in accordance with Section 3.07 hereof, (iii) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business, (iv) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind,

(v) the grant of any license of patents, trademarks, registration therefor and other similar intellectual property, (vi) a transfer of assets by the Company or a Restricted Subsidiary to the Company or another Restricted Subsidiary, (vii) the designation of a Restricted Subsidiary as a Non-Restricted Subsidiary pursuant to Section 4.13 hereof, (viii) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company as permitted under Section 5.01 hereof, (ix) the sale or disposition of obsolete equipment or other obsolete assets, (x) Restricted Payments permitted by Section
4.07 hereof, or (xi) the exchange of assets for other non-cash assets that (A) are useful in the business of the Company and its Restricted Subsidiaries and
(B) have a fair market value at least equal to the fair market value of the assets being exchanged (as determined by the Board of Directors in good faith).

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Board of Directors" means the Company's board of directors or any authorized committee of such board of directors.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including any preferred stock.

     "Cash Flow Coverage Ratio" means, for any given period and person, the ratio of (i) EBITDA, divided by (ii) the sum of Consolidated Interest Expense and all dividend payments on any series of preferred stock of such person (except dividends paid or payable in additional shares of Capital Stock (other than Disqualified Stock) and except for accrued and unpaid dividends with respect to preferred stock outstanding on the date of original issuance of the Notes), in each case, without duplication; provided that, if any such calculation includes any period during which an acquisition or sale of a person or the incurrence or repayment of Indebtedness occurred, then such calculation for such period shall be made on a Pro Forma Basis.

     "Cedel" means Cedel Bank, societe anonyme.

     "Change of Control" means the occurrence of each of the following: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Existing Stockholders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Company; and (ii) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Stock of the Company is converted into or exchanged for
(1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under this Indenture and (B) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Existing Stockholders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; and (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who are entitled to vote to elect such new director and were either directors at the beginning of such period or persons whose election as directors or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

     "Commission" means the Securities and Exchange Commission.

     "Company" means Jackson Products, Inc. and any and all successors thereto.

     "Consolidated Interest Expense" means, for any given period and person, the aggregate of the interest expense in respect of all Indebtedness of such person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount on any such Indebtedness, all non-cash interest payments, the interest portion of any deferred payment obligation and the interest component of capital lease obligations, but excluding amortization of deferred financing fees if such amortization would otherwise be included in interest expense); provided that, for the purpose of the Cash Flow Coverage Ratio, Consolidated Interest Expense shall be calculated on a Pro Forma Basis; and provided further that any premiums, fees and expenses (including the amortization thereof) payable in connection with the Offering and the application of the net proceeds therefrom or any other refinancing of Indebtedness will be excluded.

     "Consolidated Net Income" means, for any given period and person, the aggregate of the Net Income of such person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that: (i) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and (ii) Consolidated Net Income of any person will not include, without duplication, any deduction for (A) any increased amortization or depreciation resulting from the write-up of assets pursuant to Accounting Principles Board Opinion Nos. 16 and 17, as amended or supplemented from time to time, (B) the amortization of all intangible assets (including amortization attributable to inventory write-ups, goodwill, debt and financing costs, and Incentive Arrangements), (C) any non-capitalized transaction costs incurred in connection with actual or proposed financings, acquisitions or divestitures (including, but not limited to, financing and refinancing fees),
(D) any extraordinary or nonrecurring charges relating to any premium or penalty paid, write-off or deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its stated maturity, and (E) any Restructuring Charges; and provided further that, for purposes of determining the Cash Flow Coverage Ratio, Consolidated Net Income shall be calculated on a Pro Forma Basis.

     "Consolidated Net Worth" with respect to any person means, as of any date, the consolidated equity of the common stockholders of such person (excluding the cumulated foreign currency translation adjustment), all determined on a consolidated basis in accordance with GAAP, but without any reduction in respect of the payment of dividends on any series of such person's preferred stock if such dividends are paid in additional shares of Capital Stock (other than Disqualified Stock); provided that Consolidated Net Worth shall also include, without duplication, (a) the amortization of all write-ups of inventory, (b) the amortization of all intangible assets (including amortization of goodwill, debt and financing costs, and Incentive Arrangements), (c) any non-capitalized transaction costs incurred in connection with actual or proposed financings, acquisitions or divestitures (including, but not limited to, financing and refinancing fees), (d) any increased amortization or depreciation resulting from the write-up of assets pursuant to Accounting Principles Board Opinion Nos. 16 and 17, as amended and supplemented from time to time, (e) any extraordinary or nonrecurring charges or expenses relating to any premium or penalty paid, write-off or deferred financing costs or other financial recapitalization charges incurred in connection with redeeming or retiring any Indebtedness prior to its stated maturity, (f) any Restructuring Charges, and (g) any extraordinary or non-recurring charge arising out of the implementation of SFAS 106 or SFAS 109; and provided further that Consolidated Net Worth shall be calculated on a Pro Forma Basis.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

     "Credit Agreement" means the Credit Agreement, dated the date hereof, among the Company, certain of its Subsidiaries, the lenders party thereto and BankBoston, N.A., as agent, together with all loan documents and instruments thereunder (including, without limitation, any guarantee agreements and security documents), in each case, as such agreements may be amended, modified, extended, restated, replaced, or (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder, and all Obligations with respect thereto, in each case, to the extent permitted by Section 4.09 hereof, or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Crystaloid Holdback" means an amount equal to $500,000 plus accrued interest thereon, payable in accordance with the terms of the stock purchase agreement, dated as of March 31, 1998, relating to the the Company's purchase of all of the outstanding capital stock of Crystaloid Electronics Company (to be merged with and into Crystaloid Technologies, Inc.) for $6.5 million, as contemplated by a stock purchase agreement entered into by the Company, dated as of March 31, 1998.

     "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

      "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A-1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     "Designated Senior Indebtedness" means (a) any Indebtedness outstanding under the Credit Agreement and (b) any other Senior Indebtedness permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company and, for so long as the Credit Agreement is in effect, the Representative in a written notice to the Trustee as "Designated Senior Indebtedness."

     "Disqualified Stock" means any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on, or prior to, the maturity date of the Notes.

     "Domestic Subsidiary" of a Person means any direct or indirect Subsidiary of such Person that is organized under the laws of any jurisdiction within the United States, any district or territoriality thereof and The Commonwealth of Puerto Rico.

     "EBITDA" means, for any given period and person, the sum of, without duplication, Consolidated Net Income, plus (a) the portion of Net Income attributable to the minority interests in its Restricted Subsidiaries, to the extent not included in calculating Consolidated Net Income, plus (b) any provision for taxes based on income or profits to the extent such income or profits were included in computing Consolidated Net Income, plus (c) Consolidated Interest Expense, to the extent deducted in computing Consolidated Net Income, plus (d) the amortization of all intangible assets, to the extent such amortization was deducted in computing Consolidated Net Income

(including, but not limited to, inventory write-ups, goodwill, debt and financing costs, and Incentive Arrangements), plus (e) any non-capitalized transaction costs incurred in connection with actual or proposed financings, acquisitions or divestitures (including, but not limited to, financing and refinancing fees, including those in connection with the Offering, to the extent deducted in computing Consolidated Net Income), plus (f) all depreciation and all other non-cash charges (including, without limitation, those charges relating to purchase accounting adjustments and LIFO adjustments), to the extent deducted in computing Consolidated Net Income, plus (g) any interest income, to the extent such income was not included in computing Consolidated Net Income, plus (h) all dividend payments on preferred stock (whether or not paid in cash) to the extent deducted in computing Consolidated Net Income, plus (i) any extraordinary or nonrecurring charge or expense arising out of the implementation of SFAS 106 or SFAS 109 to the extent deducted in computing Consolidated Net Income, plus (j) to the extent not covered in clause (e) above, fees paid or payable in respect of the TJC Management Agreement to the extent deducted in computing Consolidated Net Income, plus (k) the net loss of any person, other than those of a Restricted Subsidiary, to the extent deducted in computing Consolidated Net Income, plus (l) net losses in respect of any discontinued operations as determined in accordance with GAAP, to the extent deducted in computing Consolidated Net Income, plus (m) payments made in connection with SAR Agreements and grants of stock options, plus (n) the portion of Net Income attributable to the minority interests in other persons to the extent received in cash by the Company or its Restricted Subsidiaries; provided that, if any such calculation includes any period during which an acquisition or sale of a person or the incurrence or repayment of Indebtedness occurred, then such calculation for such period shall be made on a Pro Forma Basis.

     "Equity Interests" means Capital Stock or partnership interests or warrants, options or other rights to acquire Capital Stock or partnership interests (but excluding (i) any debt security that is convertible into, or exchangeable for, Capital Stock or partnership interests, and (ii) any other Indebtedness or Obligation); provided that Equity Interests will not include any Incentive Arrangements or obligations or payments thereunder.

     "Equity Offering" means a public or private offering by the Company for cash of Capital Stock or other Equity Interests and all warrants, options or other rights to acquire Capital Stock, other than (i) an offering of Disqualified Stock or (ii) Incentive Arrangements or obligations or payments thereunder.

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to
Section 2.06(f) hereof.

     "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

     "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

     "Existing Stockholders" means (a) The Jordan Company and its affiliates, and their respective principals, partners and employees, former employees, family members of any of the foregoing and trusts for the benefit of any of the foregoing, including, without limitation, MCIT PLC, Leucadia National Corporation and Jordan Industries, Inc., and their respective Subsidiaries and
(b) the officers and directors of the Company on the date of original issuance of the Notes and their respective affiliates and family members and trusts for the benefit of any of the foregoing.

     "GAAP" means generally accepted accounting principles, consistently applied, as of the date of original issuance of the Notes. All financial and accounting determinations and calculations under this Indenture will be made in accordance with GAAP.

     "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

     "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantors" means (i) each of the Domestic Subsidiaries of the Company on the date of this Indenture and (ii) any other subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any person, the Obligations of such persons under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) foreign exchange contracts, currency swap agreements or similar agreements, and (iii) other agreements or arrangements designed to protect such person against fluctuations, or otherwise to establish financial hedges in respect of, exchange rates, currency rates or interest rates.

     "Holder" means a Person in whose name a Note is registered.

     "Incentive Arrangements" means any earn-out agreements, stock appreciation rights, "phantom" stock plans, employment agreements, non-competition agreements, subscription and stockholders agreements and other incentive and bonus plans and similar arrangements made in connection with acquisitions of persons or businesses by the Company or the Restricted Subsidiaries or the retention of executives, officers or employees by the Company or the Restricted Subsidiaries.

     "Indebtedness" means, with respect to any person, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the deferred and unpaid balance of the purchase price of any property (including pursuant to capital leases), except any such balance that constitutes an accrued expense or a trade payable, and any Hedging Obligations, if and to the extent such indebtedness (other than a Hedging Obligation) would appear as a liability upon a balance sheet of such person prepared on a consolidated basis in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee of items that would be included within this definition; provided that "Indebtedness" will not include any Incentive Arrangements or obligations or payments thereunder.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

     "Insolvency or Liquidation Proceeding" means (i) any insolvency or bankruptcy or similar case or proceeding, or any reorganization, receivership, liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or (ii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

     "Investment" means any capital contribution to, or other debt or equity investment in, any Person.

     "Issue" means create, issue, assume, guarantee, incur or otherwise become directly or indirectly liable for any Indebtedness or Capital Stock, as applicable; provided that any Indebtedness or Capital Stock of a person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary. For this definition, the terms "issuing," "issuer," "issuance" and "issued" have meanings correlative to the foregoing.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York (or where the principal corporate trust office of the Trustee is located) or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

     "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 5 of the Registration Rights Agreement.

     "Net Income" means, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP, excluding, however, any gain or loss, together with any related provision for taxes, realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions).

     "Net Proceeds" means, with respect to any Asset Sale, the aggregate amount of cash proceeds (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, and including any amounts received as disbursements or withdrawals from any escrow or similar account established in connection with any such Asset Sale, but, in either such case, only as and when so received) received by the Company or any of its Restricted Subsidiaries in respect of such Asset Sale, net of (i) the cash expenses of such Asset Sale (including, without limitation, the payment of principal of, and premium, if any, and interest on, Indebtedness required to be paid as a result of such Asset Sale (other than the Notes) and legal, accounting, management and advisory and investment banking fees and sales secs),
(ii) taxes paid or payable as a result thereof, (iii) any portion of cash proceeds that the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Restricted Subsidiaries shall constitute Net Proceeds on such date, (iv) any relocation expenses and pension, severance and shutdown costs incurred as a result thereof, and (v) any deduction or appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or such Restricted Subsidiary after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

     "Non-Restricted Subsidiary" means any Subsidiary of the Company other than a Restricted Subsidiary.

     "Non-U.S. Person" means a Person who is not a U.S. Person.

     "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "Note Guarantee" means the Guarantee by each Guarantor of the Company's payment obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

     "Notes" has the meaning assigned to it in the preamble to this Indenture.

     "Obligations" means, with respect to any Indebtedness, all principal, interest (including post-petition interest thereon), premiums, penalties, fees, indemnities, expenses (including legal fees and expenses), reimbursement obligations (contingent or otherwise) and other liabilities payable to the holder of such Indebtedness under the documentation governing such Indebtedness, and any other claims of such holder arising in respect of such Indebtedness.

     "Offering" means the offering of the Notes by the Company.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the secretary or any Vice-President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Sections 12.04 and 12.05 hereof.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections 12.04 and
12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     "Other Permitted Indebtedness" means:

          (i) Indebtedness of the Company and its Restricted Subsidiaries existing as of the date of original issuance of the Notes and all related Obligations as in effect on such date;

          (ii) Indebtedness of the Company and its Restricted Subsidiaries in respect of bankers acceptances and letters of credit (including, without limitation, letters of credit in respect of workers' compensation claims) issued in the ordinary course of business, or other Indebtedness in respect of respect to reimbursement-type obligations regarding workers' compensation claims;

          (iii) Refinancing Indebtedness, provided that: (A) the principal amount of such Refinancing Indebtedness shall not exceed the outstanding principal amount of Indebtedness (including unused commitments) extended, refinanced, renewed, replaced, substituted or refunded, plus any amounts incurred to pay premiums, fees and expenses in connection therewith; (B) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded; provided that this limitation in this clause (B) does not apply to Refinancing Indebtedness of Senior Indebtedness; and (C) in the case of Refinancing Indebtedness of Subordinated Indebtedness, such Refinancing Indebtedness shall be subordinated to the Notes at least to the same extent as the Subordinated Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded;

          (iv) intercompany Indebtedness of and among the Company and its Restricted Subsidiaries (excluding guarantees by Restricted Subsidiaries of Indebtedness of the Company not issued in compliance with Section 4.17 hereof);

          (v) Indebtedness of the Company and its Restricted Subsidiaries incurred in connection with making permitted Restricted Payments under clauses
(iii), (iv) (but only to the extent that such Indebtedness is provided by the Company or a Restricted Subsidiary) or (x) of Section 4.07 hereof; provided that any Indebtedness incurred pursuant to this clause (v) is expressly subordinated in right of payment to the Notes;

          (vi) Indebtedness of any Non-Restricted Subsidiary created after the date of original issuance of the Notes, provided that such Indebtedness is nonrecourse to the Company and its Restricted Subsidiaries and the Company and its Restricted Subsidiaries have no Obligations with respect to such Indebtedness;

          (vii) Indebtedness of the Company and its Restricted Subsidiaries under Hedging Obligations;

          (viii) Indebtedness of the Company and its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts, which will not be, and will not be deemed to be, inadvertent) drawn against insufficient funds in the ordinary course of business;

          (ix) Indebtedness of any person at the time it is acquired as a Restricted Subsidiary, provided that such Indebtedness was not issued by such person in connection with or in anticipation of such acquisition;

          (x) guarantees by Restricted Subsidiaries of Indebtedness of any Restricted Subsidiary, if the Indebtedness so guaranteed is permitted under this Indenture;

          (xi) guarantees by a Restricted Subsidiary of Indebtedness of the Company, if the Indebtedness so guaranteed is permitted under this Indenture and, to the extent required by Section 4. 17 hereof, guarantees of the Notes by such Restricted Subsidiary;

          (xii) guarantees by the Company of Indebtedness of any Restricted Subsidiary, if the Indebtedness so guaranteed is permitted under this Indenture;

          (xiii) Indebtedness of the Company and its Restricted Subsidiaries in connection with performance, surety, statutory, appeal or similar bonds in the ordinary course of business;

          (xiv) Indebtedness of the Company and its Restricted Subsidiaries in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the sale or disposition of any of their business, properties or assets; and

          (xv) Indebtedness of the Company represented by the Notes and Indebtedness of the Guarantors represented by the Note Guarantees.

     "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

     "Participating Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

     "Permitted Junior Securities" means Equity Interests in the Company or debt securities of the Company that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness.

     "Permitted Liens" means:

          (a)    with respect to the Company and its Restricted Subsidiaries,

          (1) Liens for taxes, assessments, governmental charges or claims which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

          (2) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

          (3) Liens incurred on deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

          (4) Liens incurred on deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

          (5) easements, rights-of-way, zoning or other restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries incurred in the ordinary course of business;

          (6) Liens (including extensions, renewals and replacements thereof) upon property acquired (the "Acquired Property") after the date of original issuance of the Notes, provided that: (A) any such Lien is created solely for the purpose of securing Indebtedness representing, or issued to finance, refinance or refund, the cost (including the cost of construction) of the Acquired Property, (B) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the cost of the Acquired Property, (C) such Lien does not extend to or cover any property other than the Acquired Property and any improvements on such Acquired Property, and (D) the issuance of the Indebtedness to purchase the Acquired Property is permitted by Section
          4.09 hereof;

          (7) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (8) judgment and attachment Liens not giving rise to an Event of Default;

          (9) leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries;

          (10) Liens securing Indebtedness under Hedging Obligations;

          (11) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements;

          (12) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or its Restricted Subsidiaries in the ordinary course of business;

          (13) any interest or title of a lessor in property subject to any capital lease obligation or operating lease;

          (14) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

          (15) Liens existing on the date of original issuance of the Notes and any extensions, refinancings, renewals, replacements, substitutions or refundings thereof;

          (16) any Lien granted to the Trustee and any substantially equivalent Lien granted to any trustee or similar institution under any indenture for Senior Indebtedness permitted by the terms of this Indenture; and

          (17) additional Liens at any one time outstanding in respect of properties or assets where aggregate fair market value does not exceed $10,000,000 (the fair market value to be determined on the date such Lien is granted on such properties or assets);

     (b)  with respect to the Restricted Subsidiaries,

          (1) Liens securing Restricted Subsidiaries' reimbursement Obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

          (2) Liens securing Indebtedness issued by Restricted Subsidiaries if such Indebtedness is (A) under the Credit Agreement, or (B) permitted by Section 4.09(a), clauses (i), (ii) or (iii) of Section 4.09(b) hereof, or clauses (i), (iii) (to the extent the Indebtedness subject to such Refinancing Indebtedness was subject to Liens), (vi), (vii),
          (ix) or (x) of the definition of Other Permitted Indebtedness;

          (3) Liens securing intercompany Indebtedness issued by any Restricted Subsidiary to the Company or another Restricted Subsidiary; and

          (4) Liens securing guarantees by Restricted Subsidiaries of Indebtedness issued by the Company if such guarantees permitted by clause (xi) (but only in respect of the property, rights and assets of the Restricted Subsidiaries issuing such guarantees) of the definition of Other Permitted Indebtedness;

     (c)  with respect to the Company,

          (1) Liens securing Indebtedness issued by the Company if such Indebtedness is (A) under the Credit Agreement, or (B) if such Indebtedness is permitted by Section 4.09 hereof (including, but not limited to, Indebtedness issued by the Company under the Credit Agreement pursuant to clause (i) and/or clause (iii) of Section 4.09(b) hereof);

          (2) Liens securing Indebtedness of the Company if such Indebtedness is permitted by clauses (i), (iii) (to the extent the Indebtedness subject to such Refinancing Indebtedness was subject to Liens) or
          (vii) of the definition of Other Permitted Indebtedness;

          (3) Liens securing guarantees by the Company of Indebtedness issued by Restricted Subsidiaries if such Indebtedness is permitted by
          Section 4.09 hereof (including, but not limited to, Indebtedness issued by Restricted Subsidiaries under the Credit Agreement pursuant to clause (i) and/or clause (iii) of Section 4.09(b) hereof) and if such guarantees are permitted by clause (xii) (but only in respect of Indebtedness issued by the Restricted Subsidiaries under the Credit Agreement pursuant to Section 4.09) of the definition of Other Permitted Indebtedness; and

          (4) Liens securing the Company's reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof.

provided that, notwithstanding any of the foregoing, the Permitted Liens referred to in clause (c) of this definition shall not include any Lien on Capital Stock of Restricted Subsidiaries held directly by the Company (as distinguished from Liens on Capital Stock of Restricted Subsidiaries held by other Restricted Subsidiaries) other than Liens securing (A) Indebtedness of the Company issued under the Credit Agreement pursuant to Section 4.09 hereof and any permitted Refinancing Indebtedness of such Indebtedness, and (B) guarantees by the Company of Indebtedness issued by Restricted Subsidiaries under the Credit Agreement pursuant to Section 4.09 hereof and any permitted Refinancing Indebtedness of such Indebtedness.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "Pro Forma Basis" means, for purposes of determining Consolidated Net Income in connection with the Cash Flow Coverage Ratio (including in connection with Sections 4.07, 4.13 and 5.01(a), the incurrence of Indebtedness pursuant to
Section 4.09(b) and Consolidated Net Worth for purposes of Section 5.01(a)) giving pro forma effect to (x) any acquisition or sale of a person, business or asset, related incurrence, repayment or refinancing of Indebtedness or other related transactions, including any Restructuring Charges which would otherwise be accounted for as an adjustment permitted by Regulation S-X under the Securities Act or on a pro forma basis under GAAP, or (y) any incurrence, repayment or refinancing of any Indebtedness and the application of the proceeds therefrom, in each case, as if such acquisition or sale and related transactions, restructurings, consolidations, cost savings, reductions, incurrence, repayment or refinancing were realized on the first day of the relevant period permitted by Regulation S-X under the Securities Act or on a pro forma basis under GAAP. Furthermore, in calculating the Cash Flow Coverage Ratio, (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the determination date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the determination date, (2) if interest on any Indebtedness actually incurred on the determination date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the determination date will be deemed to have been in effect during the relevant period, and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest rate swaps or similar interest rate protection Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Redeemable Preferred Stock" means preferred stock that by its terms or otherwise is required to be redeemed or is redeemable at the option of the holder thereof on, or prior to, the maturity date of the Notes.

     "Refinancing Indebtedness" means (i) Indebtedness of the Company and its Restricted Subsidiaries issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute or refund any Indebtedness permitted under this Indenture or any Indebtedness issued to so extend, refinance, renew, replace, substitute or refund such Indebtedness, (ii) any refinancings of Indebtedness issued under the Credit Agreement, and (iii) any additional Indebtedness issued to pay premiums and fees in connection with clauses (i) and (ii).

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

     "Regulation S Permanent Global Note" means a permanent global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

     "Regulation S Temporary Global Note" means a temporary global Note in the form of Exhibit A-2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

     "Representative" means the agent or other representative in respect of the Credit Agreement.

     "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

     "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

     "Restricted Investment" means any Investment in any person; provided that Restricted Investments will not include: (i) Investments in marketable securities and other negotiable instruments permitted by this Indenture; (ii) any Incentive Arrangements; (iii) Investments in the Company; (iv) Investments in any Restricted Subsidiary (provided that any Investment in a Restricted Subsidiary was made for fair market value (as determined by the Board of Directors in good faith)); or (v) other Investments in an aggregate amount not to exceed $15,000,000 at any time outstanding. The amount of any Restricted Investment shall be the amount of cash and the fair market value at the time of transfer of all other property (as determined by the Board of Directors in good faith) initially invested or paid for such Restricted Investment, plus all additions thereto, without any adjustments for increases or decreases in value of or write-ups, write-downs or write-offs with respect to, such Restricted Investment.

     "Restricted Period" means the 40-day restricted period as defined in Regulation S.

     "Restricted Subsidiary" means (i) any domestic Subsidiary of the Company existing on the date of original issuance of the Notes, and (ii) any other Subsidiary of the Company formed, acquired or existing after the date of original issuance of the Notes that is designated as a "Restricted Subsidiary" by the Company pursuant to a resolution approved a majority of the Board of Directors, provided that the term Restricted Subsidiary shall not include any Subsidiary of the Company that has been redesignated by the Company pursuant to a resolution approved by a majority of the Board of Directors as a Non-Restricted Subsidiary in accordance with Section 4.13 hereof, unless such Subsidiary shall have subsequently been redesignated a Restricted Subsidiary in accordance with clause (ii) of this definition.

     "Restructuring Charges" means any charges or expenses in respect of restructuring or consolidating any business, operations or facilities, any compensation or headcount reduction, or any other cost savings, of any persons or businesses either alone or together with the Company or any Restricted Subsidiary, as permitted by GAAP or Regulation S-X under the Securities Act.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Rule 903" means Rule 903 promulgated under the Securities Act.

     "Rule 904" means Rule 904 promulgated under the Securities Act.

     "SAR Agreements" means stock appreciation rights agreements, dated on or prior to the date of this Indenture, between the Company and each of Robert H. Elkin, Christopher T. Paule and Mark R. Hefty, providing for, under certain circumstances, an aggregate payment to such persons of up to 3.0% of the equity value of the Company.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Indebtedness" means, with respect to any Person, (a) all Indebtedness of such Person outstanding under the Credit Agreement and all guarantees thereof and all Hedging Obligations with respect thereto, (b) any other Indebtedness of such person permitted to be incurred under the terms of this Indenture, provided that Senior Indebtedness shall not include any Indebtedness which by the terms of the instrument creating or evidencing the same is subordinated or junior in right of payment to any other Senior Indebtedness in any respect, and (c) all Obligations (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowable claim under applicable law) with respect to the foregoing, in each case, whether outstanding on the date of this Indenture or thereafter incurred. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (i) any liability for federal, state, local or other taxes owed or owing by the Company, (ii) any Indebtedness of such Person to any of its Subsidiaries or other Affiliates (other than pursuant to the Credit Facility), (iii) any trade payables or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities) or (iv) any Indebtedness that is incurred in violation of this Indenture.

     "SFAS 106" means Statement of Financial Accounting Standards No. 106.

     "SFAS 109" means Statement of Financial Accounting Standards No. 109.

     "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     "Significant Subsidiary" means any Restricted Subsidiary of the Company that would be a "significant subsidiary" as defined in clause (2) of the definition of such term in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

     "Subordinated Indebtedness" means all Obligations with respect to Indebtedness if the instrument creating or evidencing the same, or pursuant to which the same is outstanding, designates such Obligations as subordinated or junior in right of payment to Senior Indebtedness.

     "Subsidiary" of any person means any entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or other governing body of such entity are owned by such person (regardless of whether such Equity Interests are owned directly by such person or through one or more Subsidiaries).

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "TJC Management Agreement" means the Management Consulting Agreement, between the Company and The Jordan Company Management Corporation, as in effect on the date of this Indenture.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Unrestricted Global Note" means a permanent global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

     "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

     "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect the board of directors.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the sum of the product(s) obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other requirement payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

Section 1.02.  Other Definitions.

                                                   Defined in
               Term                                Section
               ----                                -------
     "Affiliate Transaction"                         4.11
     "Asset Sale Disposition Date"                   4.10
     "Asset Sale Trigger Date"                       4.10
     "Authentication Order"                          2.02

     "Change of Control Offer"                       4.15
     "Change of Control Payment"                     4.15
     "Change of Control Payment Date"                4.15
     "Change of Trigger Date"                        4.14
     "Covenant Defeasance"                           8.03
     "Event of Default"                              6.01
     "Excess Proceeds"                               4.10
     "incur"                                         4.09
     "Legal Defeasance"                              8.02
     "Offer"                                         3.08
     "Other Company Indebtedness"                    4.17
     "Other Company Indebtedness Guarantee"          4.17
     "Paying Agent"                                  2.03
     "Payment Blockage Notice"                      10.04
     "Purchase Date"                                 3.08
     "Registrar"                                     2.03
     "Restricted Payments"                           4.07


Section 1.03.  Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:
     "indenture securities" means the Notes;
     "indenture security Holder" means a Holder of a Note;
     "indenture to be qualified" means this Indenture;
     "indenture trustee" or "institutional trustee" means the Trustee; and "obligor" on the Notes and the Note Guarantees means the Company and the
Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04.  Rules of Construction.

     Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5)  provisions apply to successive events and transactions; and

          (6) references to Sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor Sections or rules adopted by the Commission from time to time.


                                   ARTICLE 2.
                                   THE NOTES

Section 2.01.  Form and Dating.

     (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibits A-1 or A-2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

     (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

     (d) Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Cedel Bank.

Section 2.02.  Execution and Authentication.

     One Officer shall sign the Notes for the Company by manual or facsimile signature. The Company's seal may be reproduced on the Notes and may be in facsimile form.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall, upon a written order of the Company signed by one Officer (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03.  Registrar and Paying Agent.

     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

Section 2.04.  Paying Agent to Hold Money in Trust.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.  Holder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA (S) 312(a).

Section 2.06.  Transfer and Exchange.

     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global

Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b),(c) or (f) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend ; provided that, prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

          (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

          (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
          144) of the Company;

                (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                (D) the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a
                Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                    (2) if the holder of such beneficial interest in a
               Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

     (c)  Transfer or Exchange of Beneficial Interests for Definitive Notes.

          (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

               (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

               (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
     Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                (D) the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a
                Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                    (2) if the holder of such beneficial interest in a
                Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

     (d)  Transfer and Exchange of Definitive Notes for Beneficial Interests.

          (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

               (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

               (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
          (3)(b) thereof; or

               (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause
     (A) above, the appropriate Restricted Global Note, in the case of clause
     (B) above, the 144A Global Note, in the case of clause (c) above, the Regulation S Global Note.

          (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D)  the Registrar receives the following:

                    (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                    (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     Upon satisfaction of the conditions of any of the subparagraphs in this
     Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

     If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

          (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive
     Note if the Registrar receives the following:

                (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D)  the Registrar receives the following:

               (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

               (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

     (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

     (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (i)   Private Placement Legend.

                (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

          "THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER
          (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN

          OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR")), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANING GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

               (B)  Notwithstanding the foregoing, any Global Note or Definitive
          Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii),
          (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

     "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR

     DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

          (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

     "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (i)  General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.08, 4.10, 4.15 and 9.05 hereof).

          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

          (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07.  Replacement Notes.

     If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.  Outstanding Notes.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.  Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10.  Temporary Notes.

     Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

     Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.  Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.  Defaulted Interest.

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case, at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                  ARTICLE 3.
                           REDEMPTION AND PREPAYMENT

Section 3.01.  Notices to Trustee.

     If the Company elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least 45 days prior to the redemption date and at least 10 days prior to the date notice of redemption is to be mailed to Holders, an Officers' Certificate stating that the Company has elected to redeem Notes pursuant to Section 3.07(a) or 3.07(b), as the case may be, the date notice of redemption is to be mailed to Holders, the redemption date, the aggregate principal amount of Notes to be redeemed, the redemption price for such Notes and the amount of accrued and unpaid interest on and Liquidated Damages, if any, with respect to such Notes as of the redemption date and such other information as set forth in Section 3.03 hereof. If the Trustee is not the Registrar, the Company shall, concurrently with delivery of its notice to the Trustee of a redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, and the aggregate principal amount of Notes held by, each Holder.

     If the Company is required to offer to purchase Notes pursuant to Section
4.10 or 4.15, it shall furnish to the Trustee, at least two Business Days before notice of the Offer is to be mailed to Holders, an Officers' Certificate setting forth that the Offer is being made pursuant to Section 4.10 or 4.15, as the case may be, the Purchase Date, the maximum principal amount of Notes the Company is offering to purchase pursuant to the Offer, the purchase price for such Notes, and the amount of accrued and unpaid interest on and Liquidated Damages, if any, with respect to such Notes as of the Purchase Date.

     The Company will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or Offer.

Section 3.02.  Selection of Notes to Be Redeemed.

     In the event of a redemption or purchase of less than all of the Notes, the Notes to be redeemed or purchased will be chosen by the Trustee pro rata, by lot or by any other method that the Trustee considers fair and appropriate and, if the Notes are listed on any securities exchange, by a method that complies with the requirements of such exchange; provided that, if less than all of a holder's Notes are to be redeemed or accepted for payment, only principal amounts of $1,000 or multiples thereof may be selected for redemption or accepted for payment. On and after any redemption or purchase date, interest and Liquidated Damages, if any, shall cease to accrue on the Notes or portions thereof called for redemption or accepted for payment. Notice of any redemption or offer to purchase will be mailed at least 30 days but not more than 60 days before the redemption or purchase date to each holder of Notes to be redeemed or purchased at such holder's registered address.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.  Notice of Redemption.

     At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder of Notes or portions thereof that are to be redeemed.

     The notice shall identify the Notes or portions thereof to be redeemed and shall state:

     (a)  the redemption date;

     (b) the redemption price for the Notes and separately stating the amount of unpaid and accrued interest on, and Liquidated Damages, if any, with respect to, such Notes as of the date of redemption;

     (c) if any Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

     (d)  the name and address of the Paying Agent;

     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price for, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to such Notes;

     (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

     (g) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

     (h) the CUSIP number; provided that no representation is made as to the correctness or accuracy of the CUSIP number listed in such notice and printed on the Notes.

     At the Company's request, the Trustee shall (at the Company's expense) give the notice of redemption in the Company's name at least 30 but not more than 60 days before a redemption; provided that the Company shall deliver to the Trustee, at least 45 days prior to the redemption date and at least 10 days prior to the date that notice of the redemption is to be mailed to Holders, an Officers' Certificate that (i) requests the Trustee to give notice of the redemption to Holders, (ii) sets forth the information to be provided to Holders in the notice of redemption, as set forth in the preceding paragraph, (iii) states that the Company has elected to redeem Notes pursuant to Section 3.07(a) or 3.07(b), as the case may be, and (iv) sets forth the aggregate principal amount of Notes to be redeemed and the amount of accrued and unpaid interest and Liquidated Damages, if any, thereon as of the redemption date. If the Trustee is not the Registrar, the Company shall, concurrently with any such request, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, the address of, and the aggregate principal amount of Notes held by, each Holder.

Section 3.04.  Effect of Notice of Redemption.

     Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date at the price set forth in the Note. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the redemption price (which shall include accrued interest thereon to the redemption date) but installments of interest, the maturity of which is on or prior to the redemption date, shall be payable to Holders of record at the close of business on the relevant record dates.

Section 3.05.  Deposit of Redemption Price.

     Prior to 10 a.m. on any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest on, and Liquidated Damages, if any, with respect to all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money that the Company deposited with the Trustee or the Paying Agent in excess of the amounts necessary to pay the redemption price of, and accrued interest on, and Liquidated Damages, if any, with respect to all Notes to be redeemed.

     If the Company complies with the preceding paragraph, interest on the Notes to be redeemed will cease to accrue on such Notes on the applicable redemption date, whether or not such Notes are presented for payment. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, premium, if any, interest and Liquidated Damages, if any, from the redemption date until such principal, premium, interest and Liquidated Damages, if any, is paid, at the rate of interest provided in the Notes and Section 4.01.

Section 3.06.  Notes Redeemed in Part.

     Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.  Optional Redemption.

     (a) Except as provided in Section 3.07(b), the Notes may not be redeemed at the option of the Company prior to April 15, 2001. During the 12-month period beginning on April 15 of the years indicated below, the Notes will be redeemable, at the option of the Company, in whole or in part, on at least 30 but not more than 60 days' notice to each holder of Notes to be redeemed, at the redemption prices in cash (expressed as percentages of the principal amount) set forth below, plus any accrued and unpaid interest and Liquidated Damages, if any, to the redemption date:

          YEAR                                    PERCENTAGE
          ----                                    ----------
          2001................................     104.750%
          2002................................     103.167%
          2003................................     101.583%
          2004 and thereafter.................     100.000%

     (b) Prior to April 15, 2001, the Company may (but shall not have the obligation to) redeem up to one-third of the aggregate principal amount of Notes ever issued under this Indenture at a redemption price in cash of 109 1/2% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net proceeds of one or more Equity Offerings; provided that at least two-thirds of the aggregate principal amount of Notes ever issued under this Indenture remains outstanding immediately after the occurrence of any such redemption; and provided further that any such redemption shall occur within 60 days of the date of the closing of any such Equity Offering. The foregoing restrictions do not limit the Company's right to separately make open market, privately negotiated or other purchases of Notes from time to time.

     (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of

Section 3.01 through 3.06 hereof.

Section 3.08.  Mandatory Offers to Purchase Notes.

     (a) Within 30 days following any Change of Control Trigger Date or Asset Sale Trigger Date, subject to the provisions of this Indenture, the Company shall mail a notice to each holder of Notes at such holder's registered address a notice stating: (a) that an offer (an "Offer") is being made pursuant to a Change of Control (as required by Section 4.15 hereof) or an Asset Sale Trigger Date (as required by Section 4.10 hereof), as the case may be, the length of time the Offer shall remain open and the maximum principal amount of Notes that will be accepted for payment pursuant to such Offer; (b) the purchase price (as set forth in Section 4.15 or Section 4.10, as the case may be), the amount of accrued and unpaid interest and Liquidated Damages, if any, as of the purchase date, and the purchase date (which shall be no earlier than 30 days and no later than 40 days from the date such notice is mailed (the "Purchase Date")); (c) that any Note not accepted for payment will continue to accrue interest and Liquidated Damages, if any; (d) that, unless the Company fails to deposit with the Paying Agent on the Purchase Date an amount sufficient to purchase all Notes accepted by the Company for payment, interest shall cease to accrue on such Notes after the Purchase Date; (e) that Holders electing to tender any Note or portion thereof will be required to surrender their Note, with a form entitled "Option of Holder to Elect Purchase" completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Purchase Date, provided that Holders electing to tender only a portion of any Note must tender a principal amount of $1,000 or integral multiples thereof; (f) that Holders will be entitled to withdraw their election to tender Notes, if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Note purchased; and (g) that Holders whose Notes are accepted for payment in part will be issued new Notes equal in principal amount to the unpurchased portion of Notes surrendered; provided that only Notes in a principal amount of $1,000 or integral multiples thereof will be accepted for payment in part.

     (b) On the Purchase Date for any Offer, the Company will, to the extent required by this Indenture and such Offer, (1) in the case of an Offer resulting from a Change of Control, accept for payment all Notes or portions thereof tendered pursuant to such Offer and, in the case of an Offer resulting from an Asset Sale Trigger Date, accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to such Offer that can be purchased out of Excess Proceeds, (2) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest and Liquidated Damages, if any, on such Notes as of the Purchase Date, and (3) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Offer.

     (c) With respect to any Offer, if less than all of the Notes tendered pursuant to an Offer are to be purchased by the Company, the Trustee shall select on the Purchase Date the Notes or portions thereof to be accepted for payment pursuant to Section 3.02.

     (d) The Paying Agent shall promptly mail to each holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus any accrued and unpaid interest and Liquidated Damages, if any, thereon, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to such holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes and any Note not accepted for payment in whole or in part shall be promptly returned to the holder thereof.

     (e) The Company will publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

     (f) The Company will comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with an offer required to be made by the Company to repurchase the Notes as a result of a Change of Control or an Asset Sale Trigger Date. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

     (g) With respect to any Offer, if the Company deposits prior to 10 a.m. New York City time with the Paying Agent on the Purchase Date an amount in available funds sufficient to purchase all Notes accepted by the Company for payment, interest shall cease to accrue on such Notes after the Purchase Date; provided that, if the Company fails to deposit such amount on the Purchase Date, interest shall continue to accrue on such Notes until such deposit is made.

Section 3.09.  Mandatory Redemption.

     The Company shall not be required to make mandatory redemption payments with respect to the Notes.

                                   ARTICLE 4.
                                   COVENANTS

Section 4.01.  Payment of Notes.

     The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.  Maintenance of Office or Agency.

     The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the

Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03.  Reports.

     (a) From June 1, 1998 and so long as the Notes are outstanding, whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company and the Guarantors shall submit for filing with the Commission (unless the Commission will not accept such filing) the annual reports, quarterly reports and other documents relating to the Company and its Restricted Subsidiaries that the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) if the Company were subject to such reporting requirements. The Company and the Guarantors will also provide to all holders of Notes and file with the Trustee copies of such annual reports, quarterly reports and other documents required to be furnished to stockholders generally under the Exchange Act.

     (b) So long as any Notes remain outstanding, the Company and the Guarantors shall furnish to the Holders and to securities analysts employed by the Initial Purchasers and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04.  Compliance Certificate.

     (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.  Taxes.

     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06.  Stay, Extension and Usury Laws.

     The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.  Limitation on Restricted Payments.

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on account of the Company's or such Restricted Subsidiary's Capital Stock or other Equity Interests (other than dividends or distributions payable in Capital Stock or other Equity Interests (other than Disqualified Stock) of the Company or a Restricted Subsidiary and dividends or distributions payable by a Restricted Subsidiary to another Restricted Subsidiary or to the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock or other Equity Interests of the Company or any of its Restricted Subsidiaries (other than any such Equity Interests purchased from the Company or any Restricted Subsidiary for fair market value (as determined by the Board of Directors in good faith)); (iii) voluntarily prepay any Subordinated Indebtedness of the Company, whether any such Subordinated Indebtedness is outstanding on, or issued after, the date of original issuance of the Notes except as specifically permitted by the covenants of this Indenture as described herein; or (iv) make any Restricted Investment (all such dividends, distributions, purchases, redemptions, acquisitions, retirements, prepayments and Restricted Investments being collectively referred to as "Restricted Payments"), if, at the time of such Restricted Payment:

          (a) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; or

          (b) immediately after such Restricted Payment and after giving effect thereto on a Pro Forma Basis, the Company shall not be able to issue $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof; or

          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made after the date of original issuance of the Notes, without duplication, exceeds the sum of: (1) 50% of the aggregate Consolidated Net Income (including, for this purpose, gains from Asset Sales and, to the extent not included in Consolidated Net Income, any gain from a sale or disposition of a Restricted Investment) of the Company (or, in case such aggregate is a loss, 100% of such loss) for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing immediately after the date of original issuance of the Notes and ended as of the Company's most recently ended fiscal quarter at the time of such Restricted Payment; plus (2) 100% of the aggregate net cash proceeds and the fair market value of any property or securities (as determined by the Board of Directors in good faith) received by the Company from the issue or sale of Capital Stock or other Equity Interests of the Company subsequent to the date of original issuance of the Notes (other than (x) Capital Stock or other Equity Interests issued or sold to a Restricted Subsidiary and (y) the issuance or sale of Disqualified Stock); plus (3) $5,000,000; plus (4) the amount by which the principal amount of and any accrued interest on either (A) Senior Indebtedness of the Company or (B) any Indebtedness of any Restricted Subsidiary is reduced on the Company's consolidated balance sheet upon the conversion or exchange other than by a Restricted Subsidiary subsequent to the date of original issuance of the Notes of any Indebtedness of the Company or any Restricted Subsidiary (not held by the Company or any Restricted Subsidiary) for Capital Stock or other Equity Interests (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property or securities (as determined by the Board of Directors in good faith), distributed by the Company or any Restricted Subsidiary (to persons other than the Company or any other Restricted Subsidiary) upon such conversion or exchange); plus (5) if any Non-Restricted Subsidiary is redesignated as a Restricted Subsidiary, the value of the Restricted Payment that would result if such Subsidiary were redesignated as a Non-Restricted Subsidiary at such time, as determined in accordance with Section 4.13(a) hereof; provided that for purposes of this clause (5), the value of any redesignated Non-Restricted Subsidiary shall be reduced by the amount that any such redesignation replenishes or increases the amount of Restricted Investments permitted to be made pursuant to clause (ii) of the next paragraph.

     Notwithstanding the foregoing, the following are not Restricted Payments prohibited by this Section 4.07:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration, such payment would comply with all covenants of this Indenture (including, but not limited to, this Section 4.07);

          (ii) making Restricted Investments at any time, and from time to time, in an aggregate outstanding amount of $15,000,000 after the date of original issuance of the Notes (it being understood that if any Restricted Investment after the date of original issuance of the Notes pursuant to this clause (ii) is sold, transferred or otherwise conveyed to any person other than the Company or a Restricted Subsidiary, the portion of the net cash proceeds or fair market value of securities or properties paid or transferred to the Company and its Restricted Subsidiaries in connection with such sale, transfer or conveyance that relates or corresponds to the repayment or return of the original cost of such a Restricted Investment will replenish or increase the amount of Restricted Investments permitted to be made pursuant to this clause (ii), so that up to $15,000,000 of Restricted Investments may be outstanding under this clause
     (ii) at any given time); provided that, without otherwise limiting this clause (ii), any Restricted Investment in a Subsidiary made pursuant to this clause (ii) is made for fair market value (as determined by the Board of Directors in good faith);

          (iii) the repurchase, redemption, retirement or acquisition of the Company's stock from the executives, management, employees or consultants of the Company or its Subsidiaries pursuant to the terms of any subscription, stockholder or other agreement or plan, up to an aggregate amount not to exceed $5,000,000;

          (iv) any loans, advances, distributions or payments from the Company to its Restricted Subsidiaries, or any loans, advances, distributions or payments by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, in each case, pursuant to intercompany Indebtedness, intercompany management agreements and other intercompany agreements and obligations;

          (v) the purchase, redemption, retirement or other acquisition of the Notes pursuant to Sections 4.10 or 4.15 hereof;

          (vi) the payment of (a) consulting, financial and investment banking fees under the TJC Management Agreement, provided, that no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, and the Company's Obligations to pay such fees under the TJC Management Agreement shall be subordinated expressly to the Company's Obligations in respect of the Notes, and (b) indemnities, expenses and other amounts under the TJC Management Agreement;

          (vii) the redemption, repurchase, retirement or other acquisition of any Capital Stock or other Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Capital Stock or other Equity Interests of the Company (other than any Disqualified Stock) or the redemption, repurchase, retirement or other acquisition of any Capital Stock or other Equity Interests of any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to the Company or a Subsidiary of the Company) of other Capital Stock or other Equity Interests of such Restricted Subsidiary; provided that, in each case, any net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition, and any Net Income resulting therefrom, shall be excluded from clauses (c)(1) and (c)(2) of Section 4.07(a) hereof;

          (viii) the defeasance, redemption or repurchase of pari passu or Subordinated Indebtedness with the net cash proceeds from an issuance of permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Capital Stock or other Equity Interests of the Company (other than Disqualified Stock); provided that any net cash proceeds that are utilized for any such defeasance, redemption or repurchase, and any Net Income resulting therefrom, shall be excluded from clauses (c)(1) and (c)(2) of Section 4.07(a) hereof;

          (ix) Restricted Investments made or received in connection with the sale, transfer or disposition of any business, properties or assets of the Company or any Restricted Subsidiary, provided that, if such sale, transfer or disposition constitutes an Asset Sale, the Company complies with Section
     4.10 hereof;

          (x) any Restricted Investment constituting securities or instruments of a person issued in exchange for trade or other claims against such person in connection with a financial reorganization or restructuring of such person;

          (xi) payments in connection with the application of the net proceeds of the Offering as described under "Use of Proceeds" in the Offering Circular relating to the Offering;

          (xii) payments of fees, expenses and indemnities to the directors of the Company and its Restricted Subsidiaries;

          (xiii) payments in respect of the Crystaloid Holdback; and

          (xiv)  payments with respect to the SAR Agreements.

Section 4.08. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any Restricted Subsidiary to: (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any Restricted Subsidiary, or pay any Indebtedness owed to, the Company or any Restricted Subsidiary, (b) make loans or advances to the Company, or (c) transfer any of its properties or assets to the Company, except for such encumbrances or restrictions existing under or by reason of:

          (i)    applicable law;

          (ii) Indebtedness permitted (A) under Section 4.09(a) hereof, (B) under clauses (i) and (iii) of Section 4.09(b) hereof and clauses (i), (v),
     (vi), (vii), (ix), (x) and (xi) of the definition of Other Permitted Indebtedness, or (C) by agreements and transactions permitted under Section
     4.07 hereof;

          (iii) customary provisions restricting subletting or assignment of any lease or license of the Company or any Restricted Subsidiary;

          (iv) customary provisions of any franchise, distribution or similar agreement;

          (v) any instrument governing Indebtedness or any other encumbrance or restriction of a person acquired by the Company or any Restricted Subsidiary at the time of such acquisition, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired;

          (vi) Indebtedness or other agreements existing on the date of original issuance of the Notes;

          (vii) any Refinancing Indebtedness permitted under Section 4.09 hereof and clauses (i), (v), (vi), (vii), (ix), (x) and (xi) of the definition of Other Permitted Indebtedness; provided that the encumbrances and restrictions created in connection with such Refinancing Indebtedness are no more restrictive in any material respect with regard to the interests of the holders of Notes than the encumbrances and restrictions in the refinanced Indebtedness;

          (viii) any restrictions, with respect to a Restricted Subsidiary, imposed pursuant to an agreement that has been entered into for the sale or disposition of the stock, business, assets or properties of such Restricted Subsidiary;

          (ix) the terms of any Indebtedness of the Company incurred in connection with Section 4.09 hereof, provided that the terms of such Indebtedness constitute no greater encumbrance or restriction on the ability of any Restricted Subsidiary to pay dividends or make distributions, make loans or advances or transfer properties or assets than is otherwise permitted by this covenant; and

          (x) the terms of purchase money obligations, but only to the extent such purchase money obligations restrict or prohibit the transfer of the property so acquired.

     Nothing contained in this Section 4.08 shall prevent the Company from entering into any agreement or instrument providing for the incurrence of Permitted Liens or restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that are subject to Permitted Liens.

Section 4.09.  Limitation on Incurrence of Indebtedness.

     (a) The Company will not, and will not permit any Restricted Subsidiary to, issue any Indebtedness (other than the Indebtedness represented by the Notes) unless the Company's Cash Flow Coverage Ratio for its four full fiscal quarters next preceding the date such additional Indebtedness is issued would have been at least 2.0 to 1 determined on a Pro Forma Basis (including, for this purpose, any other Indebtedness incurred since the end of the applicable four quarter period) as if such additional Indebtedness and any other Indebtedness issued since the end of such four quarter period had been issued at the beginning of such four-quarter period.

     (b) The limitations set forth in Section 4.09(a) hereof will not apply to the issuance of:

          (i) Indebtedness of the Company and/or its Restricted Subsidiaries under the Credit Agreement in an aggregate principal amount outstanding on any such date of issuance not exceeding $135,000,000; provided that the aggregate principal amount of Indebtedness outstanding under this clause
     (i) together with the aggregate principal amount of Indebtedness outstanding under clause (iii) below shall not exceed $135,000,000 in aggregate principal amount at any one time outstanding;

          (ii) Indebtedness of the Company and its Restricted Subsidiaries in connection with capital leases, sale and leaseback transactions, purchase money obligations, capital expenditures or similar financing transactions relating to: (A) their properties, assets and rights as of the date of original issuance of the Notes up to $5,000,000 in aggregate principal amount at any one time outstanding, or (B) their properties, assets and rights acquired after the date of original issuance of the Notes, provided that the aggregate principal amount of such Indebtedness under this clause
     (ii)(B) does not exceed 100% of the cost of such properties, assets and rights;

          (iii) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount up to $25,000,000 (all or any portion of which may be issued as additional Indebtedness under the Credit Agreement); provided that the aggregate principal amount of Indebtedness outstanding under this clause (iii) together with the aggregate principal amount of Indebtedness outstanding under clause (i) above shall not exceed $135,000,000 in aggregate principal amount at any one time outstanding; and

          (iv) Other Permitted Indebtedness.

     Notwithstanding the foregoing, no Restricted Subsidiary shall under any circumstances issue a guarantee of any Indebtedness of the Company except for guarantees issued by Restricted Subsidiaries pursuant to Section 4.17 hereof, provided that the foregoing will not limit or restrict guarantees issued by Restricted Subsidiaries in respect of Indebtedness of other Restricted Subsidiaries.

     For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories described in clauses (i) through (iv) above or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.09 and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, accretion or amortization of original issue discount will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.

Section 4.10.  Asset Sales

     The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, consummate an Asset Sale (including the sale of any of the Capital Stock of any Restricted Subsidiary) providing for Net Proceeds in excess of $5,000,000 unless at least 75% of the Net Proceeds from such Asset Sale are applied (in any manner otherwise permitted by this Indenture) to one or more of the following purposes in such combination as the Company shall elect:
(a) an investment in another asset or business in the same line of business as, or a line of business similar to that of, the line of business of the Company and its Restricted Subsidiaries at the time of the Asset Sale; provided that such investment occurs on or prior to the 365th day following the date of such Asset Sale (the "Asset Sale Disposition Date"); (b) to reimburse the Company or its Subsidiaries for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Net Proceeds consist of insurance proceeds received on account of such loss, damage or taking; (c) the purchase, redemption or other prepayment or repayment of outstanding Senior Indebtedness of the Company or Indebtedness of the Company's Restricted Subsidiaries on or prior to the 365th day following the Asset Sale Disposition Date; or (d) an Offer expiring on or prior to the Purchase Date (as defined herein). In addition, the Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, consummate an Asset Sale unless at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, cash equivalents or marketable securities; provided that, solely for purposes of calculating such 75% of the consideration, the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto, excluding contingent liabilities and trade payables) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly, but in no event more than 30 days after receipt, converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash and cash equivalents for purposes of this provision. Any Net Proceeds from any Asset Sale that are not applied or invested as provided in the first sentence of this paragraph shall constitute "Excess Proceeds."

     When the aggregate amount of Excess Proceeds exceeds $10,000,000 (such date being an "Asset Sale Trigger Date"), the Company shall make an Offer to all holders of Notes to purchase the maximum principal amount of the Notes then outstanding that may be purchased out of Excess Proceeds, at an offer price in cash equal to 100% of principal amount thereof, plus any accrued and unpaid interest and Liquidated Damages, if any, to the Purchase Date, in accordance with the procedures set forth in this Indenture. Notwithstanding the foregoing, to the extent that any or all of the Net Proceeds of an Asset Sale is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Proceeds so affected will not be required to be applied as described in this or the preceding paragraph, but may be retained for so long, but only for so long, as the applicable local law prohibits repatriation to the United States.

     To the extent that any Excess Proceeds remain after completion of an Offer, the Company may use such remaining amount for general corporate purposes. If the aggregate principal amount of Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Section 4.11.  Limitations on Transactions with Affiliates.

     (a) Neither the Company nor any of its Restricted Subsidiaries may make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or dispose of any properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into any or amend any contract, agreement or understanding with, or for the benefit of, an Affiliate (each such transaction or series of related transactions that are part of a common plan are referred to as an "Affiliate Transaction"), except in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction on an arm's length basis from an unrelated person. In addition, the Company will not, and will not permit any Restricted Subsidiary to, engage in any Affiliate Transaction involving aggregate payments or other transfers by the Company and its Restricted Subsidiaries in excess of $5,000,000 (including cash and non-cash payments and benefits valued at their fair market value by the Board of Directors of the Company in good faith) unless the Company delivers to the Trustee:

          (i) a resolution of the Board of Directors of the Company stating that the Board of Directors (including a majority of the disinterested directors, if any) has, in good faith, determined that such Affiliate Transaction complies with the provisions of this Indenture; and

          (ii) (A) with respect to any Affiliate Transaction involving the incurrence of Indebtedness, a written opinion of a nationally recognized investment banking or accounting firm experienced in the review of similar types of transactions, (B) with respect to any Affiliate Transaction involving the transfer of real property, fixed assets or equipment, either directly or by a transfer of 50% or more of the Capital Stock of a Restricted Subsidiary which holds any such real property, fixed assets or equipment, a written appraisal from a nationally recognized appraiser, experienced in the review of similar types of transactions or (C) with respect to any Affiliate Transaction not otherwise described in (A) and (B) above, a written certification from a nationally recognized professional or firm experienced in evaluating similar types of transactions, in each case, stating that the terms of such transaction are fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

     (b) Notwithstanding the foregoing, Section 4.11(a) hereof will not apply to:

          (i) transactions between the Company and any Restricted Subsidiary or between Restricted Subsidiaries;

          (ii)  any other payments or transactions permitted pursuant to Section
4.07 hereof;

          (iii) (A) payments and transactions pursuant to employment agreements between officers of the Company and its Restricted Subsidiaries and the Company and its Restricted Subsidiaries and (B) reasonable compensation paid to officers, employees or consultants of the Company or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors or executives; and

          (iv) payments and transactions in connection with the Offering and the application of the net proceeds therefrom as described under "Use of Proceeds" in the offering circular relating to the Offering.

Section 4.12.  Limitation on Liens.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any property or asset now owned or hereafter acquired by them, or any income or profits therefrom, or assign or convey any right to receive income therefrom; provided that, in addition to creating Permitted Liens on its properties or assets, the Company and any of its Restricted Subsidiaries may create any Lien upon any of their properties or assets (including, but not limited to, any Capital Stock of its Subsidiaries) if the Notes are equally and ratably secured until such time as such obligations are no longer secured by a Lien; and provided further that, in any case involving a Lien securing Subordinated Indebtedness of the Company, such Lien is subordinated to the Lien securing the Notes to the same extent that such Subordinated Indebtedness is subordinated to the Notes.

Section 4.13.  Designation of Restricted and Non-Restricted Subsidiaries.

     (a) Subject to the exceptions described below, from and after the date of original issuance of the Notes, the Company may designate any existing or newly formed or acquired Subsidiary as a Non-Restricted Subsidiary; provided that (i) either (A) the Subsidiary to be so designated has total assets of $1,000,000 or less or (B) immediately before and after giving effect to such designation on a Pro Forma Basis: (1) the Company could incur $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof, determined on a Pro Forma Basis, and (2) no Default or Event of Default shall have occurred and be continuing, and (ii) all transactions between the Subsidiary to be so designated and its Affiliates remaining in effect are permitted pursuant to Section 4.11 hereof. Any Investment made by the Company or any Restricted Subsidiary which is redesignated from a Restricted Subsidiary to a Non-Restricted Subsidiary shall thereafter be considered as having been a Restricted Payment (to the extent not previously included as a Restricted Payment) made on the day such Subsidiary is designated a Non-Restricted Subsidiary in the amount of the greater of (i) the fair market value (as determined by the Board of Directors of the Company in good faith) of the Equity Interests of such Subsidiary held by the Company and its Restricted Subsidiaries on such date, and (ii) the amount of the Investments determined in accordance with GAAP made by the Company and any of its Restricted Subsidiaries in such Subsidiary.

     (b) A Non-Restricted Subsidiary may be redesignated as a Restricted Subsidiary. The Company may not, and may not permit any Restricted Subsidiary to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition, the redesignation of a Non-Restricted Subsidiary or otherwise, but not including through the creation of a new Restricted Subsidiary) unless, immediately before and after giving effect to such action, transaction or series of transactions on a Pro Forma Basis, (a) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first sentence of Section 4.09(a) and (b) no Default or Event of Default shall have occurred and be continuing.

     (c) The designation of a Subsidiary as a Restricted Subsidiary or the removal of such designation is required to be made by a resolution adopted by a majority of the Board of Directors of the Company stating that the Board of Directors has made such designation in accordance with this Indenture, and the Company is required to deliver to the Trustee such resolution together with an Officers' Certificate certifying that the designation complies with this Indenture. Such designation will be effective as of the date specified in the applicable resolution, which may not be before the date the applicable Officers' Certificate is delivered to the Trustee.

Section 4.14.  Corporate Existence.

     Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and
(ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15.  Change of Control.

     (a) Upon the occurrence of a Change of Control (such date being the "Change of Control Trigger Date"), each holder of Notes shall have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes pursuant to an Offer (as defined herein) at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. At least two Business Days before notice of an Offer is mailed to all holders of Notes pursuant to Section 3.08(a) hereof, the Company shall furnish to the Trustee notice that the Offer is being made. Although the failure of the Company to purchase all Notes tendered in such an Offer shall be a Default, if the Company is unable to purchase all Notes tendered in such an Offer, the Company shall nevertheless purchase the maximum principal amount of Notes that it is able to purchase at that time.

     (b) Prior to the mailing of the notice referred to in Section 3.08(a) hereof, but in any event within 30 days following any Change of Control Trigger Date, the Company shall (i) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Indebtedness and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Agreement and all such other Senior Indebtedness to permit the repurchase of the Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions of this Section 4.15. The Company's failure to comply with this covenant shall constitute an Event of Default described in clause (a)(iii) and not in clause
(a)(ii) under Section 6.01 below.

     (c) Notwithstanding anything to the contrary in this Section 4.15, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 and Section 3.09 hereof and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     (d) In the event of a Change of Control, the Company shall not offer to purchase or redeem any Subordinated Indebtedness required or entitled by its terms to be redeemed or purchased until the Change of Control Offer for the Notes has been consummated and all Notes tendered pursuant to such Offer have been accepted for payment.

Section 4.16.  No Senior Subordinated Debt.

     (a) The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Notes.

     (b) No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Note Guarantees.

Section 4.17. Limitation on Guarantees of Company Indebtedness by Restricted Subsidiaries.

     The Company will not permit any Restricted Subsidiary, directly or indirectly, to guarantee any Indebtedness of the Company other than the Notes (the "Other Company Indebtedness") unless (A) such Restricted Subsidiary contemporaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee of payment of the Notes then outstanding by such Restricted Subsidiary to the same extent as the guarantee of payment (the "Other Company Indebtedness Guarantee") of the Other Company Indebtedness (including waiver of subrogation, if any) and (B) if the Other Company Indebtedness guaranteed by such Restricted Subsidiary is (1) Senior Indebtedness, the guarantee for the Notes shall be subordinated in right of payment to the Other Company Indebtedness Guarantee to the same extent as the Notes are subordinated to Senior Indebtedness of the Company and (2) Subordinated Indebtedness, the guarantee for the Notes shall be senior in right of payment to the Other Company Indebtedness Guarantee; provided that the foregoing will not (i) limit or restrict guarantees issued by Restricted Subsidiaries in respect of Indebtedness of other Restricted Subsidiaries or (ii) apply to guarantees of Indebtedness under the Credit Agreement.

     Each guarantee of the Notes created by a Restricted Subsidiary pursuant to the provisions described in the foregoing paragraph shall be in form and substance satisfactory to the Trustee and shall provide, among other things, that it will be automatically and unconditionally released and discharged upon
(i) any sale, exchange or transfer permitted by this Indenture of (a) all of the Company's Capital Stock in such Restricted Subsidiary or (b) the sale of all or substantially all of the assets of the Restricted Subsidiary and upon the application of the Net Proceeds from such sale in accordance with Section 4.10 hereof or (ii) the release or discharge of the Other Company Indebtedness Guarantee that resulted in the creation of such guarantee of the Notes, except a discharge or release by or as a result of direct payment under such Other Company Indebtedness Guarantee.

Section 4.18.  Payments for Consent.

     Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.19.  Additional Note Guarantees.

     If any Restricted Subsidiary of the Company that is a Domestic Subsidiary guarantees any Indebtedness under the Credit Agreement, then such Restricted Subsidiary shall become a Guarantor by executing a Supplemental Indenture in the form attached hereto as Exhibit F and deliver an Opinion of Counsel to the Trustee to the effect that such Supplemental Indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms (subject to customary exceptions).


                                  ARTICLE 5.
                                  SUCCESSORS

Section 5.01.  Merger or Consolidation

     (a) The Company shall not consolidate or merge with or into, or sell, convey or otherwise dispose of all or substantially all of its assets to, any person (any such consolidation, merger or sale being a "Disposition") unless:
(i) the successor corporation of such Disposition or the corporation to which such Disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the successor corporation of such Disposition or the corporation to which such Disposition shall have been made expressly assumes the Obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under this Indenture and the Notes; (iii) immediately after such Disposition, no Default or Event of Default shall exist; and (iv) the corporation formed by or surviving any such Disposition, or the corporation to which such Disposition shall have been made, shall (a) have Consolidated Net Worth (immediately after the Disposition but prior to giving any pro forma effect to purchase accounting adjustments or Restructuring Charges resulting from the Disposition) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the Disposition, (b) be permitted immediately after the Disposition by the terms of this Indenture to issue at least $1.00 of additional Indebtedness determined on a Pro Forma Basis, and (c) have a Cash Flow Coverage Ratio, for the four fiscal quarters immediately preceding the applicable Disposition, and determined on a Pro Forma Basis, equal to or greater than the actual Cash Flow Coverage Ratio of the Company for such four quarter period. In addition, the Company shall not lease all or substantially all of its assets to any Person.

     (b) Prior to the consummation of any proposed Disposition, the Company shall deliver to the Trustee an Officers' Certificate to the foregoing effect and an opinion of counsel stating that the proposed

Disposition and such supplemental indenture comply with this Indenture.

Section 5.02.  Successor Corporation Substituted.

     Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest and Liquidated Damages, if any, on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of
Section 5.01 hereof.

                                  ARTICLE 6.
                             DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.

     (a)  An Event of Default is:

          (i) a default for 30 days in payment of interest or Liquidated Damages, if any, on the Notes (whether or not prohibited by Article 10 hereof);

          (ii) a default in payment when due of principal or premium, if any, with respect to the Notes (whether or not prohibited by Article 10 hereof);

          (iii) the failure of the Company to comply with any of its other agreements or covenants in, or provisions of, this Indenture or the Notes and the Default continues for the period, if applicable, and after the notice specified in Section 6.01(b) hereof;

          (iv) a default by the Company or any Restricted Subsidiary under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness or guarantee now exists or shall be created hereafter, if (A) either (I) such default results from the failure to pay principal of or interest on any such Indebtedness at or after the final maturity thereof (after giving effect to any extensions thereof) and such default continues for 30 days beyond any applicable grace period, or (II) as a result of such default the maturity of such Indebtedness has been accelerated prior to its expressed maturity, and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal or interest thereon at final maturity, or, because of the acceleration of the maturity thereof, aggregates in excess of $10,000,000;

          (v) a failure by the Company or any Restricted Subsidiary to pay final judgments (not covered by insurance) aggregating in excess of $5,000,000, which judgments a court of competent jurisdiction does not rescind, annul or stay within 45 days after their entry and the Default or an Event of Default continues for such period and after the notice specified in Section 6.01(b) hereof; and

          (vi) in existence when the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                (A)  commences a voluntary case,

                (B) consents to the entry of an order for relief against it in an involuntary case,

                (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                (D) makes a general assignment for the benefit of its creditors, or

                (E)  generally is not paying its debts as they become due; or

          (vii) in existence when a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                (A) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                (B) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                (C) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

          and the order or decree remains unstayed and in effect for 60 consecutive days; or

          (viii) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under such Guarantor's Note Guarantee.

     (b) A Default or Event of Default under 6.01(a)(iii) hereof (other than an Event of Default arising under Section 5.01 hereof which shall be an Event of Default with the notice but without the passage of time specified in this
Section 6.01(b)) is not an Event of Default under this Indenture until the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding notify the Company of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied, and state that the notice is a "Notice of Default."

     (c)  In the case of any Event of Default pursuant to Section 6.01(a)(i) or
(ii) hereof occurring by reason of any willful action (or inactions) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have to pay if the Company then had elected to redeem the Notes pursuant to Paragraph 5 of the Notes, an equivalent premium shall also become and be immediately, due and payable to the extent permitted by law anything in this Indenture or in the Notes to the contrary notwithstanding.

Section 6.02.  Acceleration.

     (a) Upon the occurrence of an Event of Default (other than an Event of Default under Sections 6.01(a)(vi) and (vii) hereof), the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all Notes (i) to be due and payable immediately by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice") and, upon receipt by the Company of such Acceleration Notice, the principal of, premium, if any, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to all Notes shall be due and payable immediately; or (ii) if there are any amounts outstanding under the Credit Agreement, to be due and payable immediately upon the first to occur of (A) an acceleration under the Credit Agreement or (B) five business days after receipt by the Company and the Representative of such Acceleration Notice, but only if such Event of Default is then continuing; provided that if an Event of Default arises under Section 6.01(a)(vi) or (vii) hereof, the principal of, premium, if any, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to all Notes, shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Notes.

     (b) The holders of a majority in principal amount of the Notes then outstanding under this Indenture, by notice to the Trustee, may rescind any declaration of acceleration of such Notes and its consequences (if the rescission would not conflict with any judgment or decree) if all existing Events of Default (other than the nonpayment of principal of or interest on such Notes that shall have become due by such declaration) shall have been cured or waived.

Section 6.03.  Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     Subject to certain limitations, holders of a majority in principal amount of the Notes then outstanding under this Indenture may direct the Trustee in its exercise of any trust or power. Holders of the Notes may not enforce this Indenture, except as provided therein. The Trustee may withhold from holders of Notes notice of any continuing Default or Event of Default (except a Default or an Event of Default in payment of principal, premium, if any, or interest or Liquidated Damages, if any) if the Trustee determines that withholding notice is in their interest.

Section 6.04.  Waiver of Past Defaults.

     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.  Control by Majority.

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06.  Limitation on Suits.

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

     (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

     (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.  Rights of Holders of Notes to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.  Collection Suit by Trustee.

     If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.  Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Priorities.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     First:  to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

     Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to
Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                  ARTICLE 7.
                                    TRUSTEE

Section 7.01.  Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b)  Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), (c), (e) and (f) of this Section 7.01 and Section 7.02 hereof.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.  Rights of Trustee.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     (g) Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(a)(i) or (ii) or Section 4.01 hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

     (h) The Trustee shall not be bound to make any investigation into the facts or matter stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

Section 7.03.  Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.  Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.  Notice of Defaults.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.  Reports by Trustee to Holders of the Notes.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA (S) 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07.  Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company and the Guarantors shall indemnify the Trustee (including its directors, officers, employees and agents) against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

     To secure the Company's and the Guarantors' payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(vi) or (vii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     The Trustee shall comply with the provisions of TIA (S) 313(b)(2) to the extent applicable.

Section 7.08.  Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

     (a)  the Trustee fails to comply with Section 7.10 hereof;

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a Custodian or public officer takes charge of the Trustee or its property; or

     (d)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.  Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee is subject to TIA (S) 310(b).

Section 7.11.  Preferential Collection of Claims Against Company.

     The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                  ARTICLE 8.
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  Discharge of Liability on Notes; Defeasance.

     (a) When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation, or (ii) all outstanding Notes have become due and payable and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity all outstanding Notes, including interest, premium and Liquidated Damages thereon (other than Notes replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable under this Indenture by the Company, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect.

     (b) Subject to Sections 8.01(c), 8.02, and 8.06, the Company at any time may terminate (i) all its and the Guarantors' obligations under the Notes, the Note Guarantees and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16,
4.17, 4.18 and 4.19 hereof, and the operation of Sections 5.01(a)(iii), 5.01(a)(iv), or 6.01(a)(iii) through (a)(v) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

     If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes shall not be accelerated because of an Event of Default specified in Sections 6.01(a)(iii) through (a)(v) hereof or because of the Company's failure to comply with Section 5.01(a)(iii) and 5.01(a)(iv) hereof.

     Upon satisfaction of the conditions set forth herein and upon the Company's request (and at the Company's expense), the Trustee shall acknowledge in writing the discharge of those obligations that the Company has terminated.

     (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.02, 4.03, 4.04, 4.05, 4.06,
4.14, 7.07, 7.08, 8.04, 8.05 and 8.06, and the Trustee's and the Paying Agent's obligations in Section 8.04 shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07 and 8.05 and the Company's, the Trustee's and the Paying Agent's obligations in Section 8.04 shall survive.

Section 8.02.  Conditions to Defeasance.

     The Company may exercise its legal defeasance option or its covenant defeasance option only if:

     (1) the Company irrevocably deposits in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations sufficient for the payment in full of the principal of, premium, if any, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to the Notes then outstanding, as of the maturity date, the redemption date or the Purchase Date, as the case may be;

     (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants or an investment bank expressing its opinion that the payments of principal and interest when due and without reinvestment of the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay when due principal of, premium, if any, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to all the Notes to maturity or redemption, as the case may be;

     (3) since the Company's irrevocable deposit provided for in Section 8.02(1) hereof, 91 days have passed;

     (4) no Default has occurred and is continuing on the date of such deposit and after giving effect to it;

     (5) the deposit does not constitute a default under any other agreement binding on the Company;

     (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

     (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) under applicable federal income tax law, in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

     (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law); and

     (9) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes contemplated by this Article 8 have been satisfied.

     Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption or purchase of Notes at a future date in accordance with Article 3.

Section 8.03.  Application of Trust Money.

     The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to the Notes.

Section 8.04.  Repayment to the Company.

     After the Notes have been paid in full, the Trustee and the Paying Agent shall promptly turn over to the Company any excess money or securities they hold.

     The Trustee and the Paying Agent shall pay to the Company upon written request by the Company any money they hold for the payment of principal, premium, interest or Liquidated Damages that remains unclaimed for one year after the date upon which such payment shall have become due; provided that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York (including, without limitation, The Wall Street Journal). After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Section 8.05.  Indemnity for Government Obligations.

     The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.06.  Reinstatement.

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided that, if the Company has made any payment of principal of, premium, if any, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to any Notes because of the reinstatement of its Obligations, the Company shall be subrogated to the Holders' rights to receive such payment from the money or U.S. Government Obligations the Trustee or Paying Agent holds.

                                  ARTICLE 9.
                       AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders of Notes.

     Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Note Guarantees or the Notes without the consent of any holder of Notes:

     (a)  to cure any ambiguity, defect or inconsistency;

     (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

     (c) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes by a successor corporation in the case of a Disposition;

     (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

     (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

     (f) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.  With Consent of Holders of Notes.

     Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture (including Section 3.09, 4.10 and 4.15 hereof), the Note Guarantees and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

     Without the consent of at least 75% in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes), no waiver or amendment to this Indenture may make any change in the provisions of Article 10 of this Indenture (which relate to subordination), if such amendment would adversely affect the rights of Holders of Notes.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

     It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

     (a) reduce the principal amount of Notes whose Holders must consent to an amendment to this Indenture or a waiver under this Indenture;

     (b) reduce the rate of or change the interest payment time of the Notes, or alter the redemption provisions with respect thereto (other than Sections 4.10 and 4.15 hereof) or the price at which the Company is required to offer to purchase the Notes;

     (c) reduce the principal of or change the fixed maturity of the Notes;

     (d) make the Notes payable in money other than stated in the Notes;

     (e) make any change in the provisions concerning waiver of Defaults or Events of Default by holders of the Notes, or rights of holders of the Notes to receive payment of principal or interest;

     (f) waive any default in the payment of principal of, premium, if any, or unpaid interest on, or Liquidated Damages, if any, with respect to the Notes;

     (g) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions; or

     (h) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture.

Section 9.03.  Compliance with Trust Indenture Act.

     Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04.  Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.  Notation on or Exchange of Notes.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.  Trustee to Sign Amendments, etc.

     The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by
Section 12.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                  ARTICLE 10.
                                 SUBORDINATION

Section 10.01. Agreement to Subordinate.

     The Company agrees, and each Holder by accepting a Note agrees, that the payment of principal of, premium and interest and Liquidated Damages, if any, on the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash of all Senior Indebtedness (whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

Section 10.02. Liquidation; Dissolution; Bankruptcy.

     The holders of Senior Indebtedness will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness whether or not a claim therefor is allowed in such proceeding) before the Holders of Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Indebtedness are paid in full in cash, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Indebtedness (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust referred to in
Article 8 hereof.

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

     (a) holders of Senior Indebtedness will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness whether or not a claim therefor is allowed in such proceeding) before Holders of the Notes shall be entitled to receive any payment with respect to the Notes (except that Holders may receive
(i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Article 8 hereof); and

     (b) until all Obligations with respect to Senior Indebtedness (as provided in clause (a) above) are paid in full in cash, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Indebtedness (except that Holders of Notes may receive (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Article 8 hereof).

Section 10.03. Default on Designated Senior Indebtedness.

     The Company may not make any payment upon or in respect of the Notes (except (i) in Permitted Junior Securities or (ii) from payments and other distributions made from any defeasance trust created pursuant to Article 8 hereof) or acquire any of the Notes (including repurchases of the Notes at the option of the holders upon a Change of Control (pursuant to Section 4.15 hereof)) or on account of the redemption provisions of the Notes or on account of any other obligations under the Notes or this Indenture, until all principal and other Obligations with respect to the Senior Indebtedness have been paid in full in cash if:

     (a) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace; or

     (b) a default, other than a payment default, occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and, as to this clause (b), the Trustee receives a written notice (with a copy to the Company) of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Indebtedness.

     Payments on the Notes may and shall be resumed: (i) in the case of a payment default, upon the date on which such default is cured or waived in writing and (ii) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived in writing or 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee, unless the maturity of any Designated Senior Indebtedness has been accelerated. No new period of payment blockage under clause (b) above may be commenced unless and until 360 days have elapsed since the date of receipt by the Trustee of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice, unless such default shall have been cured or waived for a period of not less than 90 consecutive days (it being understood that any subsequent action, or any breach of any covenant for a period commencing after the date of receipt by the Trustee of such Payment Blockage Notice, that, in either case, would give rise to such a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

Section 10.04. Acceleration of Notes.

     The Company shall promptly notify holders of Senior Indebtedness if payment of the Notes is accelerated because of an Event of Default.

Section 10.05. When Distribution Must Be Paid Over.

     In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section
10.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.06. Notice by Company.

     The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article 10.

Section 10.07. Subrogation.

     After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Indebtedness. A distribution made under this
Article 10 to holders of Senior Indebtedness that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

Section 10.08. Relative Rights.

     This Article 10 defines the relative rights of Holders of Notes and holders of Senior Indebtedness.

Nothing in this Indenture shall:

     (1) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

     (2) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

     (3) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Notes.

     If the Company fails because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

Section 10.09. Subordination May Not Be Impaired by Company.

     No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

Section 10.10. Distribution or Notice to Representative.

     Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

     Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.11. Rights of Trustee and Paying Agent.

     Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to
the Notes to violate this Article 10.   Only the Company or a Representative may
give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

     The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.12. Authorization to Effect Subordination.

     Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 10.13. Amendments.

     The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Indebtedness.

                                  ARTICLE 11.
                                NOTE GUARANTEES

Section 11.01. Guarantee.

     Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

     The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

     If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

     Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 11.02. Subordination of Note Guarantee.

     The Obligations of each Guarantor under its Note Guarantee pursuant to this
Article 11 shall be subordinated to prior payment in full of all Senior Indebtedness of such Guarantor (including such Guarantor's guarantee of the Credit Agreement) to the same extent that the Notes are subordinated to Senior Indebtedness of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 10 hereof.

Section 11.03. Limitation on Guarantor Liability.

     Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee and this Article 11 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.04. Execution and Delivery of Note Guarantee.

     To evidence its Note Guarantee set forth in Section 11.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

     Each Guarantor hereby agrees that its Note Guarantee set forth in Section
11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

     If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee shall be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

     In the event that the Company creates or acquires any new Subsidiaries subsequent to the date of this Indenture, if required by Section 4.24 hereof, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture in accordance with Section 4.24 hereof and this Article 11, to the extent applicable.

Section 11.05. Guarantors May Consolidate, etc., on Certain Terms.

     No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless:

     (a) subject to Section 11.06 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture, the Note Guarantee and the Registration Rights Agreement;

     (b) immediately after giving effect to such transaction, no Default or Event of Default exists;

     (c) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding such transaction; and

     (d) the Company would be permitted by virtue of the Company's pro forma Cash Flow Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Cash Flow Coverage Ratio test set forth in Section 4.07 hereof;

provided that the requirements of clauses (c) and (d) of this paragraph will not apply in the case of a consolidation with or merger with or into the Company or another Guarantor.

     In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee in the form of Exhibt E attached hereto or otherwise satisfactory in form to the Trustee, of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

     Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses
(a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 11.06. Releases Following Sale of Assets.

     In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including, without limitation, Sections
4.10 and 4.15 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the applicable provisions of this Indenture, including, without limitation, Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

     Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

                                  ARTICLE 12.
                                 MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S) 318(c), the imposed duties shall control.

Section 12.02. Notices.

     Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address

     If to the Company and/or any Guarantor:

          Jackson Products, Inc.
          2997 Clarkson Road
          Chesterfield, Missouri  63017
          Telecopier No.:  (314) 207-2800
          Attention: Chief Financial Officer

     With a copy to:

          Mayer, Brown & Platt
          1675 Broadway
          New York, NY  10019-5820
          Telecopier No.:  (212) 262-1910
          Attention: James B. Carlson, Esq.

     If to the Trustee:

          State Street Bank and Trust Company
          225 Asylum Street, 23rd Floor
          Hartford, Connecticut 06103

          Telecopier No.: (860) 244-1889
          Attention: Corporate Trust Administration

     The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03. Communication by Holders of Notes with Other Holders of Notes.

     Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05. Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA (S) 314(e) and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06. Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

     No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Note Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08. Governing Law.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09. No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10. Successors.

     All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11. Severability.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12. Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13. Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                        [Signatures on following page]

                                   SIGNATURES

                                   Jackson Products, Inc.


                                   By:    /s/ Christopher T. Paule
                                        ----------------------------------
                                        Name:  Christopher T. Paule
                                        Title: Vice President


                                   Jackson Acquisition, Inc.


                                   By:    /s/ Christopher T. Paule
                                        ----------------------------------
                                        Name:  Christopher T. Paule
                                        Title: Vice President


                                   Crystaloid Technologies, Inc.


                                   By:    /s/ Christopher T. Paule
                                        ----------------------------------
                                        Name:  Christopher T. Paule
                                        Title: Vice President


                                   OSD Evnizion, Inc.


                                   By:    /s/ Christopher T. Paule
                                        ----------------------------------
                                        Name:  Christopher T. Paule
                                        Title: Vice President


                                   Flex-O-Lite, Inc.


                                   By:    /s/ Christopher T. Paule
                                        ----------------------------------
                                        Name:  Christopher T. Paule
                                        Title: Vice President

State Street Bank and Trust Company


By:    /s/ Jacqueline Connor
     ----------------------------------
     Name:  Jacqueline Connor
     Title: Assistant Vice President

                                  EXHIBIT A-1
                                (Face of Note)

================================================================================

                                                                CUSIP __________

                   9 1/2% Senior Subordinated Notes due 2005

No. ____                                                             $__________

                            JACKSON PRODUCTS, INC.

promises to pay to ___________ or registered assigns, the principal sum of _____________ Dollars on April 15, 2005.

Interest Payment Dates:  April 15 and October 15

Record Dates:  April 1 and October 1

================================================================================

                                             Dated:___________, 199__

                                             Jackson Products, Inc.


                                             By:  _________________________
                                                  Name:
                                                  Title:



This is one of the [Global]
Notes referred to in the
within-mentioned Indenture:

State Street Bank and Trust Company,
as Trustee


By:___________________________________

Dated:________________________________

                                    A-1-84

                                (Back of Note)

                   9 1/2% Senior Subordinated Notes due 2005

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.]/1/

[THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR")), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS

______________________
/1/  This should be included only if the Note is being issued in global form.

                                    A-1-85

"OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANING GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.]

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Jackson Products, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9 1/2% per annum from April 22, 1998 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 22, 1998; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided further that the first Interest Payment Date shall be October 15, 1998. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office of the Paying Agent and Registrar. Holders of Notes must surrender their Notes to the Paying Agent to collect principal payments, and the Company may pay principal and interest and Liquidating Damages, if any, by check and may mail checks to a Holder's registered address; provided that all payments with respect to Global Notes and Definitive Notes, the Holders of which have given wire transfer instructions to the Company, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Company issued the Notes under an Indenture dated as of April 22, 1998 ("Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939,

                                    A-1-86
as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $115.0 million in aggregate principal amount.

     5.   Optional Redemption.

     (a) Except as provided in subparagraph (b) of this Paragraph 5, the Notes may not be redeemed at the option of the Company prior to April 15, 2001.
During the 12-month period beginning on April 15 of the years indicated below, the Notes will be redeemable, at the option of the Company, in whole or in part, on at least 30 but not more than 60 days' notice to each Holder of Notes to be redeemed, at the redemption prices in cash (expressed as percentages of the principal amount) set forth below, plus any accrued and unpaid interest and Liquidated Damages, if any, to the redemption date:

          YEAR                          PERCENTAGE
          ----                          ----------
          2001..........................  104.750%
          2002..........................  103.167%
          2003..........................  101.583%
          2004 and thereafter...........  100.000%

     (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, prior to April 15, 2001, the Company may (but shall not have the obligation to) redeem up to one-third of the aggregate principal amount of Notes ever issued under the Indenture at a redemption price in cash of 109 1/2% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net proceeds of one or more Equity Offerings (as defined in the Indenture); provided that at least two-thirds of the aggregate principal amount of Notes ever issued under the Indenture remains outstanding immediately after the occurrence of any such redemption; and provided further that any such redemption shall occur within 60 days of the date of the closing of any such Equity Offering.

     6.   Mandatory Redemption.

     Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

     7.   Repurchase at Option of Holder.

     (a) Upon the occurrence of a Change of Control (such date being the "Change of Control Trigger Date"), each Holder of Notes shall have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to an Offer (as defined in the Indenture) pursuant to Section 3.08 of the Indenture at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. Within 30 days following any Change of Control Trigger Date, subject to the provisions of the Indenture, the Company shall mail a notice to each Holder of Notes at such Holder's registered address setting forth the procedures governing the Offer as required by the Indenture.

                                    A-1-87

     (b) When the aggregate amount of Excess Proceeds (as defined in the Indenture) in connection with an Asset Sale exceeds $10,000,000 (such date being an "Asset Sale Trigger Date"), the Company shall make an Offer pursuant to
Section 3.08 of the Indenture to all Holders of Notes to purchase the maximum principal amount of the Notes then outstanding that may be purchased out of Excess Proceeds, at an offer price in cash equal to 100% of principal amount thereof, plus any accrued and unpaid interest and Liquidated Damages, if any, to the Purchase Date, in accordance with the procedures set forth in the Indenture. Notwithstanding the foregoing, to the extent that any or all of the Net Proceeds of an Asset Sale is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Proceeds so affected will not be required to be applied as described in this or the preceding paragraph, but may be retained for so long, but only for so long, as the applicable local law prohibits repatriation to the United States. To the extent that any Excess Proceeds remain after completion of an Offer, the Company may use such remaining amount for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are subject to an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse side of this Note.

     8.   Notice of Redemption.   Notice of any redemption or offer to purchase
will be mailed at least 30 days but not more than 60 days before the redemption or purchase date to each Holder of Notes to be redeemed or purchased at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes
held by a Holder are to be redeemed.   On and after the redemption date interest
and Liquidated Damages, if any, will cease to accrue on Notes or portions thereof called for redemption.

     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.
The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     11. Amendment, Supplement and Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding under the Indenture voting as a single class and any existing default (other than a payment default) or compliance with any provision of the Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding under the Indenture voting as a single class. Without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture, the Note Guarantees or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption by a successor corporation of the Company's or Guarantors' obligations to Holders of the Notes in case of a

                                    A-1-88

Disposition, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes.

     12.  Defaults and Remedies.   Events of Default include: (a) a default for
30 days in payment of interest or Liquidated Damages, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture);
(b) a default in payment when due of principal or premium, if any, with respect to the Notes (whether or not prohibited by the subordination provisions of the Indenture); (c) the failure of the Company to comply with any of its other agreements or covenants in, or provisions of, such Indenture or the Notes outstanding under such Indenture and the Default continues for the period, if applicable, and after the notice specified in the next paragraph; (d) a default by the Company or any Restricted Subsidiary under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness or guarantee now exists or shall be created hereafter, if (1) either (A) such default results from the failure to pay principal of or interest on any such Indebtedness at or after the final maturity thereof (after giving effect to any extensions thereof) and such default continues for 30 days beyond any applicable grace period, or (B) as a result of such default the maturity of such Indebtedness has been accelerated prior to its expressed maturity, and (2) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal or interest thereon at final maturity, or, because of the acceleration of the maturity thereof, aggregates in excess of $10,000,000; (e) a failure by the Company or any Restricted Subsidiary to pay final judgments (not covered by insurance) aggregating in excess of $5,000,000 which judgments a court of competent jurisdiction does not rescind, annul or stay within 45 days after their entry and the Default or an Event of Default continues for such period and after the notice specified in the next paragraph;
(f) certain events of bankruptcy or insolvency involving the Company or any Significant Subsidiary; and (g) except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its
obligations under its Note Guarantee.   A Default or Event of Default under
clause (c) of this Paragraph 12 (other than an Event of Default arising pursuant to Section 5.01 of the Indenture which shall be an Event of Default with the notice but without the passage of time specified in this paragraph) is not an Event of Default under the Indenture until the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding notify the Company of the Default and the Company does not cure the Default within 30 days after receipt of the notice. A Default or Event of Default under clause (f) of this Paragraph 12 will result in the Notes automatically becoming due and payable without further action or notice. Upon the occurrence of an Event of Default (other than under clause (f) of this Paragraph 12), the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all Notes to be due and payable by notice in writing to the Company and the Trustee as specified in the Indenture, and, upon receipt by the Company of such notice, the principal of, premium, if any, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to all Notes shall be due and payable immediately; or (ii) if there are any amounts outstanding under the Credit Agreement, to be due and payable immediately upon the first to occur of
(A) an acceleration under the Credit Agreement or (B) five business days after receipt by the Company of such notice, but only if such Event of Default is then continuing.

     13. Subordination. The payment of principal of, premium, and interest and Liquidated Damages, if any, on the Notes will be subordinated in right of payment, as set forth in the Indenture, to the

                                    A-1-89
prior payment in full in cash of all Senior Indebtedness, whether outstanding on the date of the Indenture or thereafter incurred. The Company agrees, and each Holder by accepting a Note agrees, that the payment of principal of, premium and interest and Liquidated Damages, if any, on the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all Senior Indebtedness (whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

     14. Note Guarantees. The payment of principal of, premium, and interest and Liquidated Damages, if any, on the Notes will be unconditionally guaranteed, jointly and severally, on a senior subordinated basis by the Guarantors.

     15. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in the Registration Rights Agreement dated as of April 22, 1998, among the Company, the Guarantors and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     16. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     17. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     18. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                            Jackson Products, Inc.
                              2997 Clarkson Road
                         Chesterfield, Missouri  63017
                      Attention:  Chief Financial Officer

                                    A-1-90

                                ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


________________________________________________________________________________

Date:_______________


                              Your Signature:___________________________________
                              (Sign exactly as your name appears on the face of this Note)


                              Signature Guarantee:

                                    A-1-92

                      OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10 or 4.15 of the Indenture, check the box below:

                    [_]  Section 4.10             [_]  Section 4.15

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $______________



Date:___________________      Your Signature:___________________________________
                                    (Sign exactly as your name appears on the Note)

                              Tax Identification No:____________________________

                              Signature Guarantee:

                                    A-1-93

           SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE/2/

     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                    Amount of           Amount of
                    decrease in         increase in         Principal Amount         Signature of
                    Principal Amount    Principal           of this Global Note      authorized officer
                    of this             Amount of this      following such           of Trustee or
Date of Exchange    Global Note         Global Note         decrease (or increase)   Note Custodian
----------------    -----------         -----------         ----------------------   --------------

_______________________

/2/  This should be included only if the Note is being issued in global form.

                                    A-1-94

                                  EXHIBIT A-2
                 (Face of Regulation S Temporary Global Note)
================================================================================

                                                               CUSIP: __________

                     % Senior Subordinated Notes due 2005

No. _____                                                             $_________

                            JACKSON PRODUCTS, INC.

promises to pay to ____________ or registered assigns, the principal sum of _______ Dollars on April 15, 2005.

Interest Payment Dates:  April 15 and October 15.

Record Dates:  April 1 and October 1.

================================================================================

                                             Dated:_____________, 199

                                             Jackson Products, Inc.

                                             By:  __________________________
                                                  Name:
                                                  Title:



This is one of the Global
Notes referred to in the
within-mentioned Indenture:


State Street Bank and Trust Company,
as Trustee


By:___________________________________

Dated:________________________________

                                     A-2-2

                                (Back of Note)

                   9 1/2% Senior Subordinated Notes due 2005

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR")), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL

                                     A-2-3

DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANING GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Jackson Products, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9 1/2% per annum from April 22, 1998 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 22, 1998; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided further that the first Interest Payment Date shall be October 15, 1998. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office of the Paying Agent and Registrar. Holders of Notes must surrender their Notes to the Paying Agent to collect principal payments, and the Company may pay principal and interest and Liquidating Damages, if any, by check and may mail checks to a Holder's registered address; provided that all payments with respect to Global Notes and Definitive Notes, the Holders of which have given wire transfer instructions to the Company, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Company issued the Notes under an Indenture dated as of April 22, 1998 ("Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those

                                     A-2-4
stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $115.0 million in aggregate principal amount.

     5.   Optional Redemption.

     (a) Except as provided in subparagraph (b) of this Paragraph 5, the Notes may not be redeemed at the option of the Company prior to April 15, 2001.
During the 12-month period beginning on April 15 of the years indicated below, the Notes will be redeemable, at the option of the Company, in whole or in part, on at least 30 but not more than 60 days' notice to each Holder of Notes to be redeemed, at the redemption prices in cash (expressed as percentages of the principal amount) set forth below, plus any accrued and unpaid interest and Liquidated Damages, if any, to the redemption date:

          YEAR                           PERCENTAGE
          ----                           ----------
          2001...........................  104.750%
          2002...........................  103.167%
          2003...........................  101.583%
          2004 and thereafter............  100.000%

     (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, prior to April 15, 2001, the Company may (but shall not have the obligation to) redeem up to one-third of the aggregate principal amount of Notes ever issued under the Indenture at a redemption price in cash of 109 1/2% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net proceeds of one or more Equity Offerings (as defined in the Indenture); provided that at least two-thirds of the aggregate principal amount of Notes ever issued under the Indenture remains outstanding immediately after the occurrence of any such redemption; and provided further that any such redemption shall occur within 60 days of the date of the closing of any such Equity Offering.

     6.   Mandatory Redemption.

     Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

     7.   Repurchase at Option of Holder.

     (a) Upon the occurrence of a Change of Control (such date being the "Change of Control Trigger Date"), each Holder of Notes shall have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to an Offer (as defined in the Indenture) pursuant to Section 3.08 of the Indenture at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. Within 30 days following any Change of Control Trigger Date, subject to the provisions of the Indenture, the Company shall mail a notice to each Holder of Notes at such Holder's registered address setting forth the procedures governing the Offer as required by the Indenture.

                                     A-2-5

     (b) When the aggregate amount of Excess Proceeds (as defined in the Indenture) in connection with an Asset Sale exceeds $10,000,000 (such date being an "Asset Sale Trigger Date"), the Company shall make an Offer pursuant to
Section 3.08 of the Indenture to all Holders of Notes to purchase the maximum principal amount of the Notes then outstanding that may be purchased out of Excess Proceeds, at an offer price in cash equal to 100% of principal amount thereof, plus any accrued and unpaid interest and Liquidated Damages, if any, to the Purchase Date, in accordance with the procedures set forth in the Indenture. Notwithstanding the foregoing, to the extent that any or all of the Net Proceeds of an Asset Sale is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Proceeds so affected will not be required to be applied as described in this or the preceding paragraph, but may be retained for so long, but only for so long, as the applicable local law prohibits repatriation to the United States. To the extent that any Excess Proceeds remain after completion of an Offer, the Company may use such remaining amount for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are subject to an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse side of this Note.

     8.   Notice of Redemption.   Notice of any redemption or offer to purchase
will be mailed at least 30 days but not more than 60 days before the redemption or purchase date to each Holder of Notes to be redeemed or purchased at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes
held by a Holder are to be redeemed.   On and after the redemption date interest
and Liquidated Damages, if any, will cease to accrue on Notes or portions thereof called for redemption.

     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.
The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     11. Amendment, Supplement and Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding under the Indenture voting as a single class and any existing default (other than a payment default) or compliance with any provision of the Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding under the Indenture voting as a single class. Without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture, the Note Guarantees or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption by a successor corporation of the Company's or Guarantors' obligations to Holders of the Notes in case of a

                                     A-2-6

Disposition, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes.

     12.  Defaults and Remedies.   Events of Default include: (a) a default for
30 days in payment of interest or Liquidated Damages, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture);
(b) a default in payment when due of principal or premium, if any, with respect to the Notes (whether or not prohibited by the subordination provisions of the Indenture); (c) the failure of the Company to comply with any of its other agreements or covenants in, or provisions of, such Indenture or the Notes outstanding under such Indenture and the Default continues for the period, if applicable, and after the notice specified in the next paragraph; (d) a default by the Company or any Restricted Subsidiary under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness or guarantee now exists or shall be created hereafter, if (1) either (A) such default results from the failure to pay principal of or interest on any such Indebtedness at or after the final maturity thereof (after giving effect to any extensions thereof) and such default continues for 30 days beyond any applicable grace period, or (B) as a result of such default the maturity of such Indebtedness has been accelerated prior to its expressed maturity, and (2) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal or interest thereon at final maturity, or, because of the acceleration of the maturity thereof, aggregates in excess of $10,000,000; (e) a failure by the Company or any Restricted Subsidiary to pay final judgments (not covered by insurance) aggregating in excess of $5,000,000 which judgments a court of competent jurisdiction does not rescind, annul or stay within 45 days after their entry and the Default or an Event of Default continues for such period and after the notice specified in the next paragraph;
(f) certain events of bankruptcy or insolvency involving the Company or any Significant Subsidiary; and (g) except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its
obligations under its Note Guarantee.   A Default or Event of Default under
clause (c) of this Paragraph 12 (other than an Event of Default arising pursuant to Section 5.01 of the Indenture which shall be an Event of Default with the notice but without the passage of time specified in this paragraph) is not an Event of Default under the Indenture until the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding notify the Company of the Default and the Company does not cure the Default within 30 days after receipt of the notice. A Default or Event of Default under clause (f) of this Paragraph 12 will result in the Notes automatically becoming due and payable without further action or notice. Upon the occurrence of an Event of Default (other than under clause (f) of this Paragraph 12), the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all Notes to be due and payable by notice in writing to the Company and the Trustee as specified in the Indenture, and, upon receipt by the Company of such notice, the principal of, premium, if any, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to all Notes shall be due and payable immediately; or (ii) if there are any amounts outstanding under the Credit Agreement, to be due and payable immediately upon the first to occur of
(A) an acceleration under the Credit Agreement or (B) five business days after receipt by the Company of such notice, but only if such Event of Default is then continuing.

     13. Subordination. The payment of principal of, premium, and interest and Liquidated Damages, if any, on the Notes will be subordinated in right of payment, as set forth in the Indenture, to the

                                     A-2-7
prior payment in full in cash of all Senior Indebtedness, whether outstanding on the date of the Indenture or thereafter incurred. The Company agrees, and each Holder by accepting a Note agrees, that the payment of principal of, premium and interest and Liquidated Damages, if any, on the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all Senior Indebtedness (whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

     14. Note Guarantees. The payment of principal of, premium, and interest and Liquidated Damages, if any, on the Notes will be unconditionally guaranteed, jointly and severally, on a senior subordinated basis by the Guarantors.

     15. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in the Registration Rights Agreement dated as of April 22, 1998, among the Company, the Guarantors and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     16. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     17. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     18. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                            Jackson Products, Inc.
                              2997 Clarkson Road
                         Chesterfield, Missouri  63017
                      Attention:  Chief Financial Officer

                                     A-2-8

                                ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:_____________________


                              Your Signature:___________________________________
                              (Sign exactly as your name appears on the face of this Note)


                              Signature Guarantee:

                                    A-2-10

                      OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10 or 4.15 of the Indenture, check the box below:

                    [_]  Section 4.10             [_]  Section 4.15

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $______________________


Date:_____________________          Your Signature:_____________________________
                                            (Sign exactly as your name appears
                                            on the Note)

                                    Tax Identification No:______________________

                                    Signature Guarantee:

                                    A-2-11

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                       Amount of            Amount of                                       Signature of
                       decrease in          increase in         Principal Amount            authorized
                       Principal Amount     Principal           of this Global Note         officer
                       of this              Amount of this      following such              of Trustee or
Date of Exchange       Global Note          Global Note         decrease (or increase)      Note Custodian
------------------     ----------------     --------------      ----------------------      --------------

                                    A-2-12

                                   EXHIBIT B


                        FORM OF CERTIFICATE OF TRANSFER

Jackson Products, Inc.
2997 Clarkson Road
Chesterfield, Missouri  63017

State Street Bank and Trust Company
225 Asylum Street, 23rd Floor
Hartford, Connecticut 06103

     Re:  9 1/2% Senior Subordinated Notes due 2005 of Jackson Products, Inc., a
          ----------------------------------------------------------------------
          Delaware corporation
          --------------------

     Reference is hereby made to the Indenture, dated as of April 22, 1998 (the "Indenture"), among Jackson Products, Inc., as issuer (the "Company"), the guarantors party thereto and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.   [_]  CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE
          ----------------------------------------------------------------------
144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A.  The Transfer is
-----------------------------------------------------------
being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky Securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.   [_]  CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE
          ----------------------------------------------------------------------
TEMPORARY REGULATION S GLOBAL NOTE, THE REGULATION S GLOBAL NOTE OR A DEFINITIVE
--------------------------------------------------------------------------------
NOTE PURSUANT TO REGULATION S.  The Transfer is being effected pursuant to and
-----------------------------
in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore Securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.   [_]  CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL
          -------------------------------------------------------------------
INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION
------------------------------------------------------------------------------
OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S.  The Transfer is
----------------------------------------------------------
being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky Securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

          (b) [_] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

          (c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

          (d) [_] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

2.. [_] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

     (a) [_] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky Securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     (b) [_] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky Securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     (c) [_] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky Securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                    ____________________________________________
                                    [Insert Name of Transferor]

                                    By:_________________________________________
                                          Name:
                                          Title:

Dated:__________________,____

                      ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                           [CHECK ONE OF (a) OR (b)]

     (a)  [_]  a beneficial interest in the:

          (i)       [_]  144A Global Note (CUSIP 468694-AA-2), or

          (ii)      [_]  Regulation S Global Note (CUSIP V4684V-AA-1); or

     (b)  [_]  a Restricted Definitive Note.

2.   After the Transfer the Transferee will hold:

                                  [CHECK ONE]

     (a)  [_]  a beneficial interest in the:

          (i)       [_]  144A Global Note (CUSIP 468694-AA-2), or

          (ii)      [_]  Regulation S Global Note (CUSIP V4684V-AA-1), or

          (iii)     [_]  Unrestricted Global Note (CUSIP 468694-AA-2); or

     (b)  [_]  a Restricted Definitive Note; or

     (c)  [_]  an Unrestricted Definitive Note,

     in accordance with the terms of the Indenture.

                                   EXHIBIT C
                        FORM OF CERTIFICATE OF EXCHANGE


Jackson Products, Inc.
2997 Clarkson Road
Chesterfield, Missouri  63017

State Street Bank and Trust Company
225 Asylum Street, 23rd Floor
Hartford, Connecticut 06103

     Re:  9 1/2% Senior Subordinated Notes due 2005 of Jackson Products, Inc., a
          ----------------------------------------------------------------------
          Delaware corporation
          --------------------

                          (CUSIP:                  )

     Reference is hereby made to the Indenture, dated as of April 22, 1998 (the "Indenture"), among Jackson Products, Inc., as issuer (the "Company"), the guarantors party thereto and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ____________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

     (a)  [_]    CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
                 -------------------------------------------------------------
GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In
-----------------------------------------------------------------
connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky Securities laws of any state of the United States.

     (b)  [_]    CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
                 -------------------------------------------------------------
GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of
-------------------------------------------
the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky Securities laws of any state of the United States.

     (c)  [_]    CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO
                 -------------------------------------------------------
BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the
--------------------------------------------------
Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky Securities laws of any state of the United States.

     (d)  [_]    CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO
                 -------------------------------------------------------
UNRESTRICTED DEFINITIVE NOTE.  In connection with the Owner's Exchange of a
----------------------------
Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky Securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

     (a)  [_]    CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
                 -------------------------------------------------------------
GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of
-----------------------------------------
the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

     (b)  [_]    CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO
                 -------------------------------------------------------
BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE.  In connection with the
-----------------------------------------------
Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] " 144A Global Note, -- Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky Securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                                   _____________________________
                                                       [Insert Name of Owner]



                                                   By:__________________________
                                                       Name:
                                                       Title:


Dated: ________________, ____

                                   EXHIBIT D

                           FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


Jackson Products, Inc.
2997 Clarkson Road
Chesterfield, Missouri  63017

State Street Bank and Trust Company
225 Asylum Street, 23rd Floor
Hartford, Connecticut 06103

     Re:  9 1/2% Senior Subordinated Notes due 2005 of Jackson Products, Inc., a
          ----------------------------------------------------------------------
          Delaware corporation
          --------------------

                             (CUSIP: 468694-AB-0)

     Reference is hereby made to the Indenture, dated as of April 22, 1998 (the "Indenture"), among Jackson Products, Inc., as issuer (the "Company"), the guarantors party thereto and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     In connection with our proposed purchase of $____________ aggregate principal amount of:

          (a)  [_]    a beneficial interest in a Global Note, or

          (b)  [_]    a Definitive Note,

          we confirm that:

          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                          ______________________________________
                                          [Insert Name of Accredited Investor]



                                          By:___________________________________
                                             Name:
                                             Title:

Dated: __________________, ____

                                   EXHIBIT E
                        FORM OF SUPPLEMENTAL INDENTURE
                   TO BE DELIVERED BY SUBSEQUENT GUARANTORS


     Supplemental Indenture (this "Supplemental Indenture"), dated as of ________________, among __________________ (the "Guarantor"), a subsidiary of
Jackson Products, Inc. (or its permitted successor), a Delaware corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and State Street Bank and Trust Company, as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of April 22, 1998, providing for the issuance of an aggregate principal amount of up to $115,000,000 of 9 1/2% Senior Subordinated Notes due 2005 (the "Notes");

     WHEREAS, the Indenture provides that under certain circumstances the Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

     WHEREAS, pursuant to Section 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2.   Agreement to Guarantee. The Guarantor hereby agrees as follows:

     (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

          (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

          (ii)) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

     (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

     (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

     (d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

     (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

     (f) The Guarantor shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

     (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

     (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

     (i) Pursuant to Section 11.03 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture shall result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

     3. Execution and Delivery. Each Guarantor agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

     4.   Guarantor May Consolidate, Etc. on Certain Terms.

     (a) No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless:

          (i) subject to Section 11.06 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture, the Note Guarantee and the Registration Rights Agreement;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default exists;

          (iii)) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding such transaction; and

          (iv) the Company would be permitted by virtue of the Company's pro forma Cash Flow Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Cash Flow Coverage Ratio test set forth in Section 4.07 of the Indenture;

provided that, the requirements of clauses (iii) and (iv) of this Section 4(a) will not apply in the case of a consolidation with or merger with or into the Company or another Guarantor.

     (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee in the form of Exhibit E to the Indenture or otherwise satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

     (c) Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

     5.   Releases.

     (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Sections
4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the applicable provisions of the Indenture, including, without limitation, Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

     (b) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.

     6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

     7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     8. Counterparts The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantor and the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


          [Guarantor]


          By: _________________________________
               Name:
               Title:


          JACKSON PRODUCTS, INC.


          By: _________________________________
               Name:
               Title:


          [EXISTING GUARANTORS]


          By: _________________________________
               Name:
               Title


          STATE STREET BANK AND TRUST COMPANY,
          as Trustee


          By: _________________________________
               Name:
               Title: